The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223306

SUBJECT TO COMPLETION,
Preliminary Prospectus Supplement dated April 15, 2019

Prospectus Supplement
(To Prospectus dated February 28, 2018)

$1,000,000,000

AQUA AMERICA, INC.

Common Stock

We are offering $1,000,000,000 of our common stock, par value $0.50 per share (our “common stock”). Our common stock is listed on the New York Stock Exchange under the symbol “WTR.” On April 12, 2019, the last reported sale price of our common stock on the New York Stock Exchange was $36.78 per share.

We intend to use the net proceeds from this offering, together with the net proceeds from the other Financing Transactions (as defined herein), to (1) fund the acquisition (the “Acquisition”) of all of the issued and outstanding limited liability company membership interests of LDC Funding LLC (“LDC”), the parent of a group of natural gas public utility companies (collectively with LDC, “Peoples”), (2) complete the Company Debt Refinancing (as defined herein) and (3) pay related costs and expenses. This offering is not conditioned upon the consummation of the Acquisition. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other Financing Transactions, repurchases of our common stock, debt repayment, capital expenditures and investments. See “Use of Proceeds.”

Concurrently with this offering, we have commenced the TEU Offering (as defined herein), which is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This offering is not conditioned upon the completion of the other Financing Transactions, including the TEU Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities offered in any of the other Financing Transactions.

Investing in our common stock involves risks. See “Risk Factors” on page S-13 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total(1)
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds, before expenses, to Aqua America	$	$

(1) Assumes no exercise of the underwriters’ option to purchase additional shares, described below.

We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase up to an additional               shares of our common stock directly from us at the public offering price per share shown above, less the underwriting discount per share shown above, exercisable for 30 days after the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about                     , 2019.

Joint Bookrunners

Goldman Sachs & Co. LLC	RBC Capital Markets
BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Co-Managers

PNC Capital Markets LLC	Barclays	Citizens Capital Markets	Huntington Capital Markets
MUFG	J.P. Morgan	TD Securities	Baird
Boenning & Scattergood	Janney Montgomery Scott	HSBC

                 , 2019

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise specified or the context requires otherwise, references in this prospectus supplement to (1) “Aqua America,” the “Company,” “we,” “us,” “our” and similar references refer to Aqua America, Inc. and its subsidiaries prior to the proposed Acquisition, (2) the “combined company” refers to Aqua America and its subsidiaries after completion of the Acquisition (as defined herein) and (3) “this offering” refers to this offering of the shares pursuant to this prospectus supplement and the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us, some of which does not apply to this offering of our common stock. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. Neither we nor the underwriters are offering to sell our common stock or seeking offers to buy our common stock in jurisdictions where offers or sales are not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

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BASIS OF PRESENTATION

Unless otherwise specified or the context requires otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, (1) does not give effect to any of the Transactions (as defined below), (2) when giving effect to this offering or the TEU Offering, assumes that the underwriters for this offering and the underwriters for the TEU Offering do not exercise their respective options to purchase additional shares of our common stock or additional TEUs (as defined herein), respectively, from us and (3) when giving effect to the Acquisition, assumes there are no adjustments to the Default Cash Acquisition Consideration (as defined herein) and that the Cash Acquisition Consideration (as defined herein) will therefore be $4.275 billion.

Although (1) the Acquisition has not yet occurred and, if completed, will not occur until after the closing of this offering, (2) this offering and certain of the other Financing Transactions are not contingent upon the completion of the other Financing Transactions, the Acquisition or the Company Debt Refinancing and (3) the indebtedness or other securities to be incurred or issued in certain of the Financing Transactions may not be incurred or issued, or may be redeemed, repaid, or repurchased, if the Acquisition is not consummated or is not consummated by a specified date, the pro forma and certain of the as adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus gives pro forma effect to the Acquisition, the Company Debt Refinancing and the Financing Transactions as if we had completed all such transactions as of December 31, 2018, in the case of balance sheet data, and as of January 1, 2018, in the case of income statement data, unless otherwise specified. The pro forma financial information included or incorporated by reference in this prospectus supplement does not, unless otherwise stated, give effect to our expected issuance of $150 million of the Debt Financing, because we intend to use that portion of the Debt Financing for general corporate purposes, including working capital and capital needs. See “Use of Proceeds.” Moreover, the unaudited pro forma consolidated combined financial information included in our Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described in this prospectus supplement under the heading “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” and certain pro forma and as adjusted information included in this prospectus supplement, have been calculated on the basis of assumptions made by our management at the time such information was prepared. For example, such unaudited pro forma consolidated combined financial information and other adjusted information reflects assumptions regarding (a) the amount of proceeds we will receive from, and certain pricing and other terms of, the Financing Transactions, (b) the number of securities to be issued in connection with the Financing Transactions and (c) the terms on which the Acquisition and the Company Debt Refinancing will be completed. As a result, purchasers in this offering should not place undue reliance on the pro forma and as adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon completion of any of the other transactions reflected in that information.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any free writing prospectus we may provide to you in connection with this offering are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue,” “in the event” or the negative of such terms or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding:

•	recovery of capital expenditures and expenses in rates;

•	projected capital expenditures and related funding requirements;

•	our capability to pursue timely rate increase requests;

•	the availability and cost of capital financing;

•	developments, trends and consolidation in the water and wastewater utility and infrastructure industries;

•	dividend payment projections;

•	opportunities for future acquisitions, both within and outside the water and wastewater industry, the success of pending acquisitions and the impact of future acquisitions;

•	expectations regarding the proposed Acquisition, including statements regarding regulatory approvals for the Acquisition, potential financing transactions related to the Acquisition (including statements regarding the Financing Transactions and the use of proceeds therefrom, including the Company Debt Refinancing), closing of the Acquisition or the impact of the Acquisition on the Company;

•	the capacity of our water supplies, water facilities and wastewater facilities;

•	the impact of federal and/or state tax policies, including changes in tax laws and policies as a result of the Tax Cuts and Jobs Act of 2017, and the regulatory treatment of the effects of those policies;

•	the impact of geographic diversity on our exposure to unusual weather;

•	the impact of conservation awareness of customers and more efficient plumbing fixtures and appliances on water usage per customer;

•	our authority to carry on our business without unduly burdensome restrictions;

•	the continuation of investments in strategic ventures;

•	our ability to obtain fair market value for condemned assets;

•	the impact of fines and penalties;

•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates and decisions regarding potential acquisitions;

•	the development of new services and technologies by us or our competitors;
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•	the availability of qualified personnel;

•	the condition of our assets;

•	the impact of legal proceedings;

•	general economic conditions;

•	acquisition-related costs and synergies;

•	the sale of water and wastewater divisions; and

•	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

•	our ability to integrate and otherwise realize all of the anticipated benefits of businesses, technologies or services which we may acquire;

•	our ability to manage the expansion of our business, including our ability to manage our expanded operations following the closing of the Acquisition;

•	changes in general economic, business, credit and financial market conditions;

•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	our ability to treat and supply water or collect and treat wastewater;

•	Peoples’s ability to transport, distribute and store natural gas;

•	the profitability of future acquisitions;

•	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;

•	conditions to the completion of the Acquisition may not be satisfied or waived on a timely basis, or at all;

•	the decisions of governmental and regulatory bodies, including decisions on rate increase requests and decisions regarding potential acquisitions;

•	our ability to file rate cases on a timely basis to minimize regulatory lag;

•	abnormal weather conditions, including those that result in water use restrictions and seasonality effects;

•	changes in, or unanticipated, capital requirements;

•	changes in our credit ratings or the market price of our common stock;

•	changes in valuation of strategic ventures;

•	the extent to which we are able to develop and market new and improved services;

•	the effect of the loss of major customers;

•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;

•	the diversion of our management’s time and resources caused by the announcement and pendency of the Acquisition;
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•	labor disputes;

•	increasing difficulties in obtaining insurance and increased cost of insurance;

•	cost overruns relating to improvements to, or the expansion of, our operations;

•	increases in the costs of goods and services and commodity prices;

•	civil disturbance or terroristic threats or acts;

•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;

•	changes in accounting pronouncements;

•	litigation and claims;

•	changes in environmental conditions, including the effects of climate change;

•	restrictions on our subsidiaries’ ability to make dividends and other distributions;

•	restrictions and limitations that may stem from financing arrangements we enter into or assume in the future, or from the redemptions and repurchases we may undertake if the Acquisition is not consummated;

•	dilution to our shareholders related to any financing transactions, including the Financing Transactions; and

•	broad discretion of our management to use the net proceeds from this offering if the Acquisition is not consummated.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement completely and with the understanding that our actual results, performance and achievements may be materially different from what we expect. These forward- looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus supplement, the date of the document containing the applicable statement or the date specified in such statement, as applicable. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

Investing in our common stock involves risks. You should review and consider carefully the risks, uncertainties and other factors that affect our business, financial condition and results of operations and the value of the shares, including those described in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our Current Report on Form 8-K/A filed with the SEC on April 15, 2019, which are incorporated by reference in this prospectus supplement, and those described in the “Risk Factors” sections and other sections of this prospectus supplement and the accompanying prospectus. You may obtain copies of these reports and documents as described under “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the shares. Before making an investment decision, you should carefully consider these risks, uncertainties and other factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we may provide to you in connection with this offering. However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of the shares.

S-vi

MARKET AND INDUSTRY DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include, and any free writing prospectus we may provide to you in connection with this offering may include, market, demographic and industry data and forecasts related to our business and to Peoples’s business that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our or Peoples’s management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources.

In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

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SUMMARY INFORMATION

The following summary highlights, and should be read together with, the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that may be important to you, and you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” in this prospectus supplement. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “Aqua America,” the “Company,” “we,” “us” and “our” should be read to refer to Aqua America, Inc. and its subsidiaries.

Aqua America, Inc.

Aqua America, Inc., a Pennsylvania corporation, is the holding company for regulated utilities providing water or wastewater services to an estimated three million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, and Virginia. Our largest operating subsidiary is Aqua Pennsylvania, Inc., which accounted for approximately 53% of our operating revenues and approximately 71% of our regulated segment’s income for 2018. As of December 31, 2018, Aqua Pennsylvania provided water or wastewater services to approximately one-half of the total number of people we serve. Aqua Pennsylvania’s service territory is located in the suburban areas in counties north and west of the City of Philadelphia and in 27 other counties in Pennsylvania. Our other regulated utility subsidiaries provide similar services in seven other states. In addition, the Company’s market-based activities are conducted through Aqua Infrastructure, LLC (“Aqua Infrastructure”) and Aqua Resources Inc. (“Aqua Resources”). Aqua Infrastructure provides non-utility raw water supply services for firms in the natural gas drilling industry. Aqua Resources provides water service through operating and maintenance contracts with a municipal authority and another party close to our utility companies’ service territory; and offers, through a third-party, water and sewer line protection solutions and repair services to households. In 2017, we completed the sale of two business units that were reported within Aqua Resources, one which installed and tested devices that prevent the contamination of potable water and another that constructed, maintained, and repaired water and wastewater systems. Additionally, during 2016, we completed the sale of business units within Aqua Resources, which provided liquid waste hauling and disposal services and inspection, and cleaning and repair of storm and sanitary wastewater lines.

Aqua America, which prior to its name change in 2004 was known as Philadelphia Suburban Corporation, was formed in 1968 as a holding company for its primary subsidiary, Aqua Pennsylvania, formerly known as Philadelphia Suburban Water Company. In the early 1990s, we embarked on a growth through acquisition strategy focused on water and wastewater operations. Our most significant transactions to date have been the merger with Consumers Water Company in 1999, the acquisition of the regulated water and wastewater operations of AquaSource, Inc. in 2003, the acquisition of Heater Utilities, Inc. in 2004, and the acquisition of American Water Works Company, Inc.’s regulated water and wastewater operations in Ohio in 2012. Since the early 1990s, our business strategy has been primarily directed toward the regulated water and wastewater utility industry, where we have more than quadrupled the number of regulated customers we serve, and have extended our regulated operations from southeastern Pennsylvania to include our current regulated utility operations throughout Pennsylvania and in seven other states. During 2010 through 2013, we sold our utility operations in six states, pursuant to a portfolio rationalization strategy to focus our operations in areas where we have critical mass and economic growth potential. Currently, the Company seeks to acquire businesses in the U.S. regulated sector, which includes water and wastewater utilities and other regulated utilities, and to pursue growth ventures in market-based activities, such as infrastructure opportunities that are supplementary and complementary to our regulated businesses. On October 22, 2018, we entered into a purchase agreement to acquire a group of natural gas public utility companies that we refer to as “Peoples.” Peoples serves approximately 740,000 gas utility

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customers in western Pennsylvania, West Virginia, and Kentucky. See “—Recent Developments—Proposed Peoples Gas Acquisition” for additional information regarding Peoples and the Acquisition.

Our growth in revenues over the past five years is primarily a result of increases in water and wastewater rates and customer growth. The increase in our utility customer base, as shown below, has been due to customers added through acquisitions, partnerships with developers, and organic growth (excluding dispositions):

Year	Utility Customer Growth Rate
2018	2.3%
2017	1.1%
2016	1.6%
2015	1.9%
2014	1.3%

In 2018, our customer count increased by 22,741 customers, primarily due to utility systems that we acquired and organic growth. Overall, for the five-year period of 2014 through 2018, our utility customer base, adjusted to exclude customers associated with utility system dispositions, increased at an annual compound rate of 1.6%. During the five-year period ended December 31, 2018, our utility customer base, including customers associated with utility system acquisitions and dispositions, increased from 941,008 at January 1, 2014 to 1,005,590 at December 31, 2018. This five-year period includes the impact of the condemnation of our Fort Wayne, Indiana system in 2014, which resulted in the loss of approximately 13,000 connections.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010- 3489, and our telephone number is 610-527-8000. Our website may be accessed at www.aquaamerica.com. The reference to our website is intended to be an inactive textual reference only, and the contents of our website is not incorporated by reference herein and should not be considered part of this prospectus supplement.

Our Business Strategy

Since the early 1990s, our business strategy has been primarily directed toward the regulated water and wastewater utility industry, where we have more than quadrupled the number of regulated customers we serve, and have extended our regulated operations from southeastern Pennsylvania to include our current regulated utility operations throughout Pennsylvania and in seven other states. We are focused on operating our businesses in a safe and efficient manner to provide exceptional service to our customers. Our key strategic priorities are as follows:

Pursue High-Quality, Low-Risk Earnings Growth

Growth in our existing water and wastewater utility business comes from both customer growth and increases in water and wastewater rates, driven by utility infrastructure investment. We expect to invest approximately $1.4 billion into our existing water utility infrastructure over the 2019-2021 timeframe including approximately $550 million in 2019. These estimates exclude planned capital expenditures by Peoples and the costs of new mains financed by advances and contributions in aid of construction. Our investment plans are supported by constructive regulatory environments in the jurisdictions in which we operate, and are expected to result in annual rate base growth over the same time period. Our regulators have a track record of setting rates and establishing terms of service that allow our regulated subsidiaries to obtain a fair and reasonable return on capital invested. Further, several of our regulators have put in place programs that incentivize prudent investments in our utility system by providing for reduced regulatory lag. For example, New Jersey allows for an infrastructure rehabilitation surcharge for water utilities, while Pennsylvania, Illinois, Ohio, Indiana and North Carolina allow for the use of an infrastructure rehabilitation surcharge for both water and wastewater utility

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systems. Aqua Virginia is also piloting an infrastructure rehabilitation surcharge for its water and wastewater utilities to be implemented in 2019, pursuant to the final order issued in Aqua Virginia’s 2018 rate case.

In addition to our organic infrastructure investment, we expect to continue to actively explore opportunities to expand our operations through acquisitions of government-owned and regulated water and wastewater systems that provide services in areas near our existing service territories or in new service areas. With approximately 50,000 community water systems in the United States, 81% of which serve less than 3,300 customers, the water industry is the most fragmented of the major utility industries (telephone, natural gas, electric, water and wastewater). In the states where we operate regulated utilities, we believe there are approximately 14,000 community water systems of widely-varying size, with the majority of the population being served by government-owned water systems. Because of the fragmented nature of the water and wastewater utility industries, we believe that there are many potential water and wastewater system acquisition candidates throughout the United States. We believe numerous factors will drive continued consolidation of these systems, including the benefits of economies of scale, the increasing cost and complexity of environmental regulations, the need for substantial capital investment and the need for technological and managerial expertise.

Six of the states in which we operate currently have some form of fair market value legislation. This legislation allows the relevant public utility commission to utilize fair market value to set ratemaking rate base instead of the depreciated original cost of water or wastewater assets for certain qualifying municipal acquisitions. We believe that this legislation is another factor that will encourage consolidation in the water and wastewater industry, providing municipalities with an option for exiting the business if they are dealing with challenges associated with their aging, deteriorating water and wastewater assets, do not have the expertise or technical capabilities to continue to comply with ever increasing environmental regulations or simply want to focus on other community priorities. In 2018, we closed six municipal acquisitions with over 13,700 customers and over $100 million of rate base.

Maintain a Low-Risk Regulated Utility Profile

Our core skill set is operating, maintaining and growing a regulated utility platform. The vast majority of our earnings are derived from regulated utilities, and we intend to maintain our focus on regulated utility platforms. As further discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition,” the Acquisition is consistent with this strategy. Our focus on regulated utilities has contributed to our historically stable earnings and cash flows, which forms the foundation for our dividend policy and has allowed us to raise dividends 28 times in the last 27 years.

Maintain Our Commitment to a Strong Balance Sheet

Our goal is to maintain a strong balance sheet and liquidity position in addition to solid investment grade credit ratings. We believe maintaining these objectives affords us the financial flexibility necessary to take advantage of significant growth opportunities in our regulated utility businesses.

Our Competitive Strengths

We believe that we are well-positioned to meet our obligations to customers, grow our business and create shareholder value because of the following factors:

Extensive Track Record of Operating Stable Utilities

Our earnings are principally derived from the return on investment we earn on our utility assets. We estimate that, as of December 31, 2018, our rate base was approximately $4.5 billion. We estimate that, as of December 31, 2019, assuming consummation of the Acquisition, our rate base will be approximately $7.2 billion. Of the $7.2 billion expected rate base as of December 31, 2019, we estimate that approximately 70%

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will be derived from water and wastewater utilities and approximately 30% will be derived from natural gas distribution. We have more than 130 years of service experience and a proven track record of operational efficiency.

Operations in Constructive Regulatory Jurisdictions

We currently have regulated utility operations in eight different states, which have collectively provided constructive regulatory environments for our utility operations, and following the Acquisition will have regulated utility operations in ten different states, which we believe will provide constructive regulatory environments for our expanded utility operations. Two of these ten states have in place rate decoupling mechanisms for water or gas utility businesses, which reduce the dependency of our revenues to the changes in the volume of managed water or natural gas that may result from fluctuations in the weather, gas consumption, water conservation, and other factors. Further, regulators in several of these states have put in place certain programs that incentivize prudent capital investments in our utility system by providing for accelerated recovery of and on capital. The regulatory framework in Pennsylvania, which accounted for approximately 71% of our Regulated segment’s income for 2018, is generally considered progressive and is highly rated by Regulatory Research Associates. Pennsylvania’s high rating is based on the probable level and quality of the earnings to be realized by the state’s utilities as a result of regulatory, legislative and court actions, as well as the utilization of fully forecasted test years, Distribution Systems Improvement Charges and other automatic adjustment clauses that are intended to reduce the gap between the time that a capital project is completed and the recovery of costs in rates. As further discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition,” the Acquisition would increase our presence in constructive regulatory jurisdictions, particularly in Pennsylvania.

Significant Infrastructure Needs & Core Competency in Infrastructure Investment

According to recent U.S. EPA surveys, there are approximately 50,000 community water systems and approximately 15,000 wastewater systems in the United States, a majority of which are municipally owned, and more than $740 billion will need to be spent to maintain and improve U.S. water and wastewater infrastructure over the next 20 years. We have historically leveraged our expertise in infrastructure improvement and pipeline replacement to improve safety and reliability throughout the states in which we operate. For example, over the last 15 years, our investment in pipe replacement in southeastern Pennsylvania has resulted in a 53% reduction in discolored water-quality-related service orders and a 60% reduction in main breaks. As municipalities face the challenges of replacing deteriorating infrastructure, we provide a viable and valuable solution to communities through our expertise and our economies of scale. In addition, we expect the Acquisition will introduce new infrastructure investment opportunities, as discussed in “—Recent Developments—Peoples Gas Acquisition— Strategic Rationale for the Acquisition.”

Consistent History of Dividend Growth. We have paid dividends consecutively for 74 years

In 2018, our Board of Directors raised the quarterly dividend on our common stock by 7%, increasing the effective annual dividend rate to $0.876 per share, beginning with the dividend payment in September 2018. This is the 28th dividend increase in the past 27 years and the 20th consecutive year that we have increased our dividend in excess of 5%.

Experienced Management Team

Our senior management team is highly experienced in the utility industry. The team is supported by a core group of employees in leadership positions with substantial experience in the operation of regulated utility businesses. In addition, as discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition,” the Peoples’s management team has significant experience in the natural gas utility industry. Additionally, the Aqua America CEO serves on the Board of Directors of the National Association of Water Companies.

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Recent Developments

Proposed Peoples Gas Acquisition

On October 22, 2018, we entered into a Purchase Agreement (the “Acquisition Agreement”) with LDC Parent LLC, a Delaware limited liability company (“Seller”), to acquire all of the issued and outstanding limited liability company membership interests of LDC, the parent of a group of natural gas public utility companies including Peoples Natural Gas Company LLC, a Pennsylvania limited liability company, Peoples Gas Company LLC, a Pennsylvania limited liability company, Peoples Gas WV LLC, a West Virginia limited liability company, Peoples Gas Kentucky LLC, a Kentucky limited liability company, and Delta Natural Gas Co., Inc., a Kentucky corporation, as well as other operating subsidiaries.

The Acquisition, once consummated, will expand our regulated utility business to include natural gas distribution. The cash purchase price for the Acquisition will be an amount equal to $4.275 billion (the “Default Cash Acquisition Consideration”), subject to adjustments for working capital, certain capital expenditures, transaction expenses and closing indebtedness as set forth in the Acquisition Agreement (as so adjusted, the “Cash Acquisition Consideration”). The Company expects to assume, as a result of acquiring Peoples, approximately $1,370 million of Peoples’s indebtedness upon the closing of the Acquisition, which would reduce the cash purchase price by approximately $1,370 million pursuant to the foregoing adjustments. See “— Financing Transactions” and “Use of Proceeds” for a discussion of our plans to finance the Cash Acquisition Consideration.

Closing of the Acquisition is subject to customary closing conditions set forth in the Acquisition Agreement, including, among others, (1) the absence of any law or governmental order prohibiting the consummation of the Acquisition, (2) the accuracy of the parties’ representations and warranties, subject to customary materiality standards and certain other exceptions, (3) compliance in all material respects of the parties with their applicable covenants under the Acquisition Agreement, subject to certain exceptions, (4) the absence of a “material adverse effect” with respect to LDC and its subsidiaries and (5) receipt of certain regulatory approvals, including from the public utility commission in Pennsylvania and West Virginia. The closing of the Acquisition is not subject to any financing condition. We currently expect the Acquisition will close in mid-2019.

The Acquisition Agreement contains certain termination rights for each of us and Seller. The Acquisition Agreement may be terminated at any time prior to the closing of the Acquisition in the event the Acquisition is not completed by October 22, 2019 (subject to extension, on the terms set forth in the Acquisition Agreement, to April 22, 2020 in order to obtain necessary regulatory approvals) (the “Acquisition Outside Date”). However, neither we nor Seller may terminate the Acquisition Agreement pursuant to the foregoing if our or Seller’s respective failure to fulfill any obligation under the Acquisition Agreement was the primary cause of the failure of the closing to occur on or before the Acquisition Outside Date. The Acquisition Agreement may also be terminated at any time prior to the closing of the Acquisition by mutual written consent of us and Seller, and in other customary circumstances. In the event that the Acquisition Agreement is terminated due to certain breaches by us, we would be required to pay a fee of $120 million to the Seller as liquidated damages.

The Acquisition and the Acquisition Agreement are described in more detail in our Current Report on Form 8-K filed with the SEC on October 23, 2018 (the “Acquisition 8-K”), which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The foregoing summary description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which was filed as Exhibit 2.1 to the Acquisition 8-K.

The Acquisition Agreement has been filed as an exhibit to our public reports filed with the SEC, and has been incorporated by reference into this prospectus supplement and the accompanying prospectus, solely to provide information to current and prospective investors and security holders regarding its terms. The Acquisition

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Agreement and the description of certain terms of the Acquisition Agreement appearing in this prospectus supplement and some of the documents incorporated by reference in the accompanying prospectus are not intended to provide any other factual information about Aqua America, Peoples, their respective businesses, or the actual or future conduct of their respective businesses or to modify or supplement any factual disclosures about Aqua America or Peoples included in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein or Aqua America’s other public reports. The Acquisition Agreement and any descriptions thereof should not be relied upon as representations or warranties about Aqua America or Peoples or, other than with respect to the terms of the Acquisition Agreement, as disclosure about Aqua America or Peoples. No one should rely on the representations, warranties and covenants in the Acquisition Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Aqua America or Peoples or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Acquisition Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Acquisition Agreement. In addition, those representations and warranties were made for the purpose of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts, and may be subject to standards of materiality used by the contracting parties that differ from those applicable to investors and security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the dates contemplated by the Acquisition Agreement, which subsequent information may or may not be reflected in this prospectus supplement or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or in Aqua America’s other public reports. The Acquisition Agreement and any such descriptions thereof should not be read alone, but should instead be read in conjunction with the other information regarding Aqua America or Peoples that is contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

The consummation of this offering is not conditioned upon the closing of the Acquisition. There can be no assurance that the Acquisition will be consummated on the terms or by the time currently contemplated, or at all, or, if consummated, that the terms of the Acquisition, including the financing thereof and the closing date, will not differ, perhaps substantially, from those currently contemplated or described in this prospectus supplement or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The closing of the Acquisition is subject to, among other conditions, the receipt of regulatory approval by the Pennsylvania Public Utility Commission. We filed an application for approval by the Pennsylvania Public Utility Commission, and several entities have intervened in the proceeding. The procedural schedule requires rebuttal testimony to be filed on April 30, 2019. We have initiated settlement discussions with the intervenors and those negotiations are ongoing. Whether through a settlement agreement or through a litigated proceeding, we may be required to agree to certain actions, undertakings, terms, or other measures, including those that may require increased capital or other expenditures by the Company. See “Risk Factors—Risks Related to the Acquisition and the Financing Transactions” in this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and “Risk Factors” in our Current Report on Form 8-K/A filed with the SEC on April 15, 2019 (as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus).

About Peoples

Headquartered in Pittsburgh, Pennsylvania, Peoples primarily engages in regulated distribution and transportation of natural gas to approximately 740,000 residential, commercial and industrial customers in Pennsylvania, West Virginia and Kentucky. For the year ended December 31, 2018, Peoples’s operating revenues amounted to $914 million.

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For a discussion of Peoples’s business, operations, financial condition and financial results and the specific risks related to Peoples’s business, operations, financial condition and financial results, please see the “Peoples’s Business,” “Risk Factors related to Peoples” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Peoples” in our Current Report on Form 8-K/A filed with the SEC on April 15, 2019 and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Strategic Rationale for the Acquisition

We believe the Acquisition is a strategically compelling transaction that brings together two high- quality regulated utility companies in regions with constructive regulatory environments and attractive demographics. Consistent with our strategy of growing our regulated utility platform, we expect that the Acquisition will introduce a new platform for regulated growth, creating a leading water and natural gas utility in the United States with scale across the water, wastewater and natural gas distribution sectors. We believe this enhanced growth platform will present opportunities for the Company to grow our rate base through a wider range of infrastructure investment opportunities. In addition, as a larger publicly traded utility, we expect to have better access to capital to fund our infrastructure and capital expenditure needs. We also believe our enhanced scale and better access to the capital markets will support our commitment to strong investment grade credit ratings.

Both Aqua America and Peoples have demonstrated the ability to earn a return on and recover invested capital, with a history of sustained growth in earnings and cash flow. We believe the Acquisition will diversify the Company’s cash flow while preserving our low-risk regulated utility profile, resulting in a multi-platform utility with operations spanning ten states.

We expect that the Acquisition will increase our presence in constructive regulatory jurisdictions, particularly Pennsylvania, where the regulatory framework is generally considered progressive and is highly rated by Regulatory Research Associates. Pennsylvania’s high rating is based on the probable level and quality of the earnings to be realized by the state’s utilities as a result of regulatory, legislative, and court actions, as well as the utilization of fully forecasted test years, Distribution Systems Improvement Charges and other automatic adjustment clauses that are intended to reduce the gap between the time that a capital project is completed and the recovery of costs in rates. The Peoples’s management team will bring significant experience investing in and operating critical energy and safety infrastructure; their experience and knowledge is expected to be highly complementary to our core focus of operating our businesses in a safe and efficient manner to provide exceptional service to our customers.

We expect the Acquisition to increase our scale, cash flow diversity and rate base and strengthen our financial foundation, creating an enhanced platform for long-term growth. However, there can be no assurance that the Acquisition will be consummated on the terms or by the time currently contemplated, or at all, or, if consummated, that we will realize the anticipated benefits of the Acquisition. See “Risk Factors—Risks Related to the Acquisition and the Financing Transactions” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus).

Financing Transactions

In addition to the sale of our common stock in connection with this offering, we expect to obtain additional financing to (1) fund the Acquisition, (2) complete the redemption of approximately $314 million aggregate principal amount of our privately placed notes (such notes, the “PPNs,” and such redemption, the “Company Debt Refinancing”) and (3) pay related costs and expenses as described below. In addition, we intend to use $150 million of proceeds of the Debt Financings for general corporate purposes, including working capital and capital

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needs. For information regarding sources and uses of funds in connection with the Acquisition and the Financing Transactions, see “Use of Proceeds.

TEU Offering

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 14,500,000 of our          % tangible equity units (“TEUs”), plus up to 2,175,000 additional TEUs that the underwriters of the TEU Offering have the option to purchase directly from us, at the public offering price of $50.00 per TEU (the “TEU Offering”). However, the amount of TEUs sold in that offering may increase or decrease based on market conditions relating to that security. Each TEU is comprised of two parts: (1) a prepaid stock purchase contract issued by us (a “TEU purchase contract”) and (2) a senior amortizing note issued by us (a “TEU amortizing note”). If the TEU Offering is consummated but the closing of the Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the Acquisition Agreement is terminated, we may elect to redeem all, but not less than all, of the outstanding TEU purchase contracts in accordance with the terms thereof (an “acquisition termination redemption”). Upon any such acquisition termination redemption, holders of TEUs would have the right to require us to repurchase their TEU amortizing notes at the relevant repurchase price. Unless earlier redeemed by us in connection with an acquisition termination redemption or settled earlier at the holder’s option or at our option, each TEU purchase contract will, subject to postponement in certain limited circumstances, automatically settle on April 30, 2022, and we will deliver a specified number of shares of our common stock per TEU purchase contract based upon applicable settlement rates and the market value of our common stock. The TEU amortizing notes have a specified initial principal amount and a specified interest rate and we will make specified payments of interest and partial repayments of principal on quarterly installment payment dates.

Private Placement

On March 29, 2019, we entered into a Stock Purchase Agreement (the “CPPIB Agreement”) with Canada Pension Plan Investment Board (“CPPIB”) pursuant to which CPPIB agreed to purchase an aggregate of 21,661,095 newly issued shares of our common stock at the lower of (1) $34.62 per share and (2) the volume weighted average price per share in our public offerings of Common Stock to fund the Acquisition, the Company Debt Refinancing and pay related costs and expenses related thereto (the “Private Placement”).

We expect the Private Placement to close concurrently with the consummation of the Acquisition, subject to certain closing conditions, including the closing of the Acquisition, the completion of additional equity offerings (including this offering and the TEU Offering) which raise gross proceeds in an aggregate amount of at least $1,600 million and the execution and delivery of a shareholder’s agreement between CPPIB and the Company. The completion of the Private Placement is not conditioned upon the consummation of the Company Debt Refinancing or the Debt Financings.

Pursuant to the CPPIB Agreement, the shares purchased by CPPIB in the Private Placement will be subject to certain transfer restrictions until the earlier of 15 months following the completion of the Private Placement or specified change of control events with respect to the Company, subject to certain exceptions. In addition, subject to ownership thresholds and other customary requirements, CPPIB will have, pursuant to the shareholder’s agreement to be entered into in connection with the closing of the Private Placement, (1) the right to appoint a member of our board of directors, (2) certain pre-emptive rights, (3) certain registration rights in respect of the shares purchased by CPPIB in the Private Placement and (4) certain “standstill” obligations with respect to the Company, subject to certain exceptions. Upon closing of the Private Placement, the Company has agreed to reimburse CPPIB for reasonable out-of-pocket diligence expenses of up to $4 million, subject to certain exceptions.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the full text of the CPPIB Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 29, 2019 and incorporated by reference herein.

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Debt Financings

We intend to obtain or otherwise incur up to approximately $1,009 million of senior indebtedness in connection with the Acquisition and the Company Debt Refinancing and approximately $150 million of senior indebtedness to be used for general corporate purposes, including working capital and capital needs. We refer to this $1,159 million of senior indebtedness financing as the “Debt Financings.” The Debt Financings may include some combination of the following:

•	Notes Offering. Subsequent to this offering we expect to offer, pursuant to one or more separate prospectus supplements, one or more series of senior unsecured notes (such notes, the “New Notes” and, such offerings, the “Notes Offering”).

•	Bridge Facility. On October 22, 2018, we obtained a commitment (the “Bridge Commitment”) from Goldman Sachs Bank USA and Royal Bank of Canada to provide 364-day senior unsecured bridge loans (the “Bridge Facility”), in an aggregate amount of up to $5,100 million, subject to customary conditions set forth in the Bridge Commitment. As of the date of this prospectus supplement, we have terminated approximately $1,633 million of commitments under the Bridge Commitment in connection with, among other things, the replacement of our prior unsecured revolving credit facility, the expected refinancing of Peoples’s revolving credit facility using our senior unsecured revolving credit facility (our “Revolving Credit Facility”) and the expected assumption of Peoples’s private placement notes. The Bridge Commitment may only be drawn upon to fund the Acquisition, the Company Debt Refinancing and related fees and expenses, and will expire upon the earliest to occur of (1) the termination of the Acquisition Agreement prior to the consummation of the Acquisition, (2) the closing of the Acquisition or (3) the Acquisition Outside Date.

In addition, if and to the extent the TEU Offering and/or the Private Placement is not completed, or such offerings are completed for less aggregate net proceeds than anticipated, we currently intend to fund any shortfall through the issuance of additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition. However, if we are unable to issue such shares or equity-linked securities, we would fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.

In this prospectus supplement, references to the “Financing Transactions” refer to this offering, the TEU Offering, the Private Placement and the Debt Financings, and references to the “Transactions” refer to the Financing Transactions, the Acquisition and the Company Debt Refinancing, including the application of the net proceeds from the Financing Transactions to complete such transactions, as described herein. In addition, unless otherwise specified or the context requires otherwise, references in this prospectus supplement to the “consummation of the Acquisition” or similar expressions shall be deemed to include the application of the net proceeds from the Financing Transactions to complete such transactions, as described herein, including the consummation of the Company Debt Refinancing.

This offering and certain of the other Financing Transactions are not conditioned upon the consummation of any other Financing Transactions, the Acquisition or the Company Debt Refinancing. In addition, the indebtedness or other securities to be incurred or issued in certain of the Financing Transactions may not be incurred or issued, or may be redeemed, repaid, or repurchased, if the Acquisition is not consummated or is not consummated by a specified date. Accordingly, even if the Acquisition, the Company Debt Refinancing or other Financing Transactions do not occur, the common stock issued in this offering will remain outstanding. Purchasers of our common stock in this offering should not place undue reliance on the pro forma and as adjusted information included and incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon the completion of any of the other Financing Transactions, the Acquisition or the Company Debt Refinancing, some or all of which are reflected in the adjustments included in that information, and because the actual amount of proceeds from the sale of shares and from any other Financing Transaction, and the actual terms of each of the Transactions, may differ, perhaps substantially, from those reflected in the prospectus supplement. We cannot assure you that we will complete the Acquisition or any of the other Financing Transactions on the terms contemplated by this prospectus supplement, or at all.

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THE OFFERING

The following summary contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision.

As used in this section, unless the context otherwise requires, references to “Aqua America,” the “Company,” “we,” “us,” “our” and similar references refer only to Aqua America, Inc. and not to its consolidated subsidiaries.

Issuer	Aqua America, Inc., a Pennsylvania corporation

Common Stock Offered	shares of our common stock.

Underwriters’ Option	We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase up to an additional shares of our common stock directly from us, exercisable for 30 days after the date of this prospectus supplement.

Common Stock to be Outstanding Immediately After this Offering	shares (or shares if the underwriters exercise their option to purchase additional shares of our common stock in full).

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares of our common stock directly from us in full).

We intend to use the net proceeds from this offering, together with the net proceeds from the other Financing Transactions, to (1) fund the Acquisition, (2) complete the Company Debt Refinancing and (3) pay related costs and expenses as described below. See “—Recent Developments—Proposed Peoples Gas Acquisition.” In addition, we intend to use $150 million of proceeds of the Debt Financings for general corporate purposes, including working capital and capital needs.

If for any reason the Acquisition is not consummated, we expect we would use the net proceeds from this offering for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other Financing Transactions, repurchases of our common stock, debt repayment, capital expenditures and investments. See “Use of Proceeds.”

Concurrent TEU Offering	Concurrently with this offering of our common stock, we are offering, by means of a separate prospectus supplement, 14,500,000 TEUs, plus up to 2,175,000 additional TEUs that the underwriters of the TEU Offering have the option to purchase directly from us. Each TEU is comprised of two parts: (1) a TEU purchase contract and (2) a TEU amortizing note. If the closing of the
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Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the Acquisition Agreement is terminated, we may elect to redeem all, but not less than all, of the outstanding TEU purchase contracts in an acquisition termination redemption. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the TEU Offering. There can be no assurance that the TEU Offering will be completed. Neither this offering nor the TEU Offering is conditioned upon the consummation of the Acquisition or completion of any other Financing Transactions. See “—Recent Developments—Financing Transactions—TEU Offering.”

Private Placement	On March 29, 2019, we entered into the CPPIB Agreement pursuant to which CPPIB agreed to purchase an aggregate of 21,661,095 shares of our common stock at the lower of (1) $34.62 per share and (2) the volume weighted average price per share in our public offerings of Common Stock to fund the Acquisition, the Company Debt Refinancing and pay related costs and expenses related thereto. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Private Placement. This offering is not conditioned upon completion of the Private Placement. The completion of the Private Placement is subject to certain closing conditions, including the closing of the Acquisition, the completion of additional equity offerings (including this offering and the TEU Offering) which raise gross proceeds in an aggregate amount of at least $1,600 million and the execution and delivery of a shareholders agreement between CPPIB and the Company. See “—Recent Developments—Financing Transactions—Private Placement.”

Certain United States Federal Income and Estate Tax Considerations	Certain United States federal income and estate tax considerations to non-U.S. holders of purchasing, owning and disposing of our common stock are described in “Certain United States Federal Income and Estate Tax Considerations to Non-U.S. Holders” included in this prospectus supplement.

Listing	Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “WTR.”

Dividend Policy	We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Listing of Our Common Stock and Dividends.”

Transfer Agent and Registrar	The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of our common stock.
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In this prospectus supplement, unless otherwise indicated, the number of shares of our common stock outstanding and the other information based thereon is based on 178,091,621 shares of our common stock outstanding as of December 31, 2018, and does not reflect:

•	21,611,095 shares of our common stock issuable upon completion of the Private Placement;

•	shares of our common stock issuable upon settlement of the TEU purchase contracts, assuming the maximum number of shares issuable upon automatic settlement of such TEU purchase contracts that are components of the TEUs; and

•	18,738,059 shares of our common stock reserved for issuance upon exercise of stock options outstanding, upon vesting of our time based restricted stock units, upon vesting of our performance based restricted stock units or performance share units, as well as additional shares we may issue under our dividend reinvestment program, employee stock purchase plan or 401(k) savings plans.
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RISK FACTORS

Investing in our common stock involves risks. You should review and carefully consider the risks, uncertainties and other factors described below and all of the information included elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before deciding to invest in the shares. We also urge you to consider carefully the risks, uncertainties and other factors set forth under the headings “Forward-Looking Statements” and “Market and Industry Data.” However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of the shares.

Risks Related to Our Business

For a discussion of specific risks related to our business, operations, financial condition and financial results, including certain risks related to the Acquisition, please see the “Business,” Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” in this prospectus supplement. In addition, we provide the following risk factor.

Changes in our earnings may differ from changes in our rate base.

Our business is capital intensive and requires significant capital investments for additions to or replacement of property, plant and equipment. These capital investments create assets that are used and useful in providing regulated utility service, and as a result, increase our rate base, on which we generate earnings through the regulatory process. Changes in our reported earnings, however, may differ from changes in our rate base in a given period due to several factors, including rate case timing and the terms of such rate cases; over- or under-earnings in a given period due to changes in operating costs; the effects of tax rates or tax treatment of capital investments, including the effect of repair tax; capital expenditures that are not eligible for DSIC between rate cases; and acquisitions which have not yet been included in rate base. We anticipate that we may experience periods in which growth in earnings is less than growth in rate base; such differences may be significant and may persist over multiple reporting periods.

Risks Related to Peoples’s Business

For a discussion of specific risks related to Peoples’s business, please see “Risk Factors related to Peoples” in our Current Report on Form 8-K/A filed on April 15, 2019 and incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors are not the only ones that Peoples faces. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair Peoples’s business, operations, financial condition and financial results. Any of these risks could, if the Acquisition is consummated, impair the combined company’s business, operations, financial condition and financial results or could otherwise adversely impact our investment in Peoples, in which case you may lose all or part of your investment in the shares.

Risks Related to the Acquisition and the Financing Transactions

Aqua America expects to incur significant additional indebtedness in connection with the Acquisition. As a result, it may be more difficult for Aqua America to pay or refinance its debts or take other actions, and Aqua America may need to divert cash to fund debt service payments.

As discussed herein, Aqua America expects to incur significant additional indebtedness to finance the Cash Acquisition Consideration and the Company Debt Refinancing and pay related transaction costs. Additionally,

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in connection with the Acquisition, Aqua America currently intends to assume approximately $1,370 million of Peoples’s indebtedness. Moreover, although Aqua America currently plans to fund a significant portion of the Cash Acquisition Consideration and the Company Debt Refinancing through the sales of its equity securities, if and to the extent that such sales are not completed or are completed for less aggregate net proceeds than anticipated, the amount of indebtedness it will incur to finance the Acquisition, the Company Debt Refinancing and associated transactions costs would increase, perhaps substantially. The increase in Aqua America’s debt service obligations resulting from additional indebtedness could have a material adverse effect on the results of operations, financial condition and prospects of the combined company.

Aqua America’s increased indebtedness could also:

•	make it more difficult and/or costly for Aqua America to pay or refinance its debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause cash flow from operations to be insufficient to make scheduled debt service payments;

•	limit Aqua America’s flexibility to pursue other strategic opportunities or react to changes in its business and the industry sectors in which it operates and, consequently, put Aqua America at a competitive disadvantage to its competitors that have less debt;

•	require a substantial portion of Aqua America’s available cash to be used for debt service payments, thereby reducing the availability of its cash to fund working capital, capital expenditures, development projects, acquisitions, dividend payments and other general corporate purposes, which could harm Aqua America’s prospects for growth and the market price of our common stock, TEUs and debt securities, among other things;

•	result in a downgrade in the credit ratings on Aqua America’s indebtedness, which could limit Aqua America’s ability to borrow additional funds on favorable terms or at all (including in order to refinance the Bridge Facility (if drawn) and/or its other debt), increase the interest rates under its credit facilities and under any new indebtedness it may incur, and reduce the trading prices of its outstanding debt securities, common stock and TEUs (see “Summary Information—Recent Developments—Financing Transactions”);

•	make it more difficult for Aqua America to raise capital to fund working capital, make capital expenditures, pay dividends, pursue strategic initiatives or for other purposes;

•	result in higher interest expense, which could be further increased in the event of increases in interest rates on Aqua America’s current or future borrowings subject to variable rates of interest; and

•	require that additional materially adverse terms, conditions or covenants be placed on Aqua America under its debt instruments, which covenants might include, for example, limitations on additional borrowings and specific restrictions on uses of its assets, as well as prohibitions or limitations on its ability to create liens, pay dividends, receive distributions from its subsidiaries, redeem or repurchase its stock or make investments, any of which could hinder its access to capital markets and limit or delay its ability to carry out its capital expenditure program or otherwise limit its flexibility in the conduct of its business and make it more vulnerable to economic downturns and adverse competitive and industry conditions.

It is possible that the Notes Offering will not be completed or, if completed, will generate less aggregate net proceeds than anticipated, which is a scenario in which we may incur borrowings under the Bridge Facility and/or incur borrowings under the Revolving Credit Facility. It is also possible that this offering, the TEU Offering and the Private Placement will not be completed or, if completed, will generate less aggregate net proceeds than anticipated,

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in which case we intend to fund any shortfall through the issuance of additional shares of common stock or equity- linked securities prior to the consummation of the Acquisition, but may ultimately fund any shortfall with additional debt financings (which could include borrowings under the Bridge Facility) and/or borrowings under the Revolving Credit Facility. Any such borrowings under the Bridge Facility or the Revolving Credit Facility may cause us to incur significantly higher borrowing costs than the contemplated long-term financing, which would increase the overall cost of the Acquisition and could harm our business, financial condition, results of operations, and cash flows. Any borrowings under the Bridge Facility will mature 364 days after they are incurred. We may not be able to refinance borrowings under the Bridge Facility on favorable terms or at all before their maturity. In addition, the interest rate applicable to borrowings under the Bridge Facility will increase at the end of each three-month period after the borrowing date. Accordingly, we may incur additional interest expense if we are unable to refinance borrowings under the Bridge Facility before the interest rate increases take effect.

The increased indebtedness in connection with the Acquisition could cause us to place more reliance on cash flow from operations to pay principal and interest on debt and to satisfy our other obligations. Based on the current and expected results of operations and financial condition of Aqua America and its subsidiaries and the currently anticipated financing structure for the Acquisition, Aqua America believes that its cash flow from operations, together with the proceeds from borrowings, issuances of equity and debt securities in the capital markets, and equity sales will generate sufficient cash on a consolidated basis to make all of the principal and interest payments when such payments are due under Aqua America’s and its current subsidiaries’ existing credit facilities, indentures and other instruments governing their outstanding indebtedness, under the indebtedness anticipated to be incurred to fund the Cash Acquisition Consideration and the Company Debt Refinancing and under the indebtedness of Peoples anticipated to be assumed as a result of the Acquisition. However, Aqua America’s expectation is based upon numerous estimates and assumptions and is subject to numerous uncertainties. LDC and its subsidiaries will not guarantee any indebtedness of Aqua America or any of its other subsidiaries, nor will any of them have any obligation to provide funds (nor will we have any ability to require them to provide funds), whether in the form of dividends, loans or otherwise, to enable Aqua America to pay dividends on its common stock or to enable Aqua America and its other subsidiaries to make required debt service payments or meet its other cash needs (including those described above under “Summary Information—Recent Developments”). In addition, as described above in “—Aqua America’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries,” certain of LDC and its subsidiaries may face limitations on their ability to provide funds to Aqua America. As a result, Aqua America may substantially increase its debt services obligations in anticipation of the Acquisition without any assurance that Aqua America will receive any cash from LDC or any of its subsidiaries to assist Aqua America in servicing its indebtedness, paying dividends on its common stock or meetings its other cash needs. Even if the Acquisition is consummated, Aqua America may not have access to the cash or other assets of certain of LDC and its subsidiaries.

In order to maintain its credit ratings, Aqua America may consider it appropriate to reduce the amount of its indebtedness outstanding following the Acquisition. Aqua America may seek to reduce this indebtedness with the proceeds from the issuance of additional shares of common stock and, possibly, other equity-linked securities, cash on hand and proceeds from asset sales, which may dilute the voting rights and economic interests of holders of Aqua America’s common stock. However, the ability of Aqua America to raise additional equity financing after completion of the Acquisition will be subject to market conditions and a number of other risks and uncertainties, including whether the results of operations of the combined company meet the expectations of investors and securities analysts. Aqua America may not be able to issue additional shares of its common stock or other equity securities after the Acquisition on terms that it considers acceptable or at all, and Aqua America may not be able to reduce the amount of its outstanding indebtedness after the Acquisition, should it elect to do so, to a level that permits it to maintain its investment grade credit ratings.

The unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus are presented for illustrative purposes only and do not purport to represent what the financial position or results

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of operations of the combined company would have been had the Transactions been completed on the dates assumed for purposes of that information, nor do they represent the actual financial position or results of operations of the combined company following the Transactions, if consummated.

The unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus are presented for illustrative purposes only, are based on numerous adjustments, assumptions and estimates, are subject to numerous other uncertainties and do not purport to reflect what the combined company’s financial position or results of operations would have been had the Transactions been completed as of the dates assumed for purposes of that information, nor do they reflect the financial position or results of operations of the combined company following the Transactions, if consummated. Such unaudited pro forma consolidated combined financial information and other adjusted information reflects the assumptions of our management at the time that such information was initially prepared, and therefore does not reflect the amount of proceeds we will receive from, and certain pricing and other terms of, each of the Debt Financings, the TEU Offering, the Private Placement and this offering, the number of shares of our common stock sold in this offering and in the Private Placement and the number of TEUs sold in the TEU offering, and the actual amount of costs and expenses and underwriting discounts we will pay in connection with the Transactions. Therefore, actual amounts, including the actual amount of net proceeds from the respective Financing Transactions, may differ, perhaps substantially, from the assumed amounts set forth in the unaudited pro forma consolidated combined financial information and the other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The unaudited pro forma consolidated combined financial information and other adjusted information has also been prepared on the assumption that the Transactions will be completed on the terms and in accordance with the assumptions set forth in such unaudited pro forma consolidated combined financial information or such adjusted information, as applicable. Any changes relative to these assumptions, including, without limitation, any changes in the assumed types or sizes of the Financing Transactions, the assumed interest on debt we will issue or otherwise incur, the assumed number of shares of common stock or TEUs we issue, the assumed amount of our Transactions costs, the assumed amounts of net proceeds we receive from the respective Financing Transactions would result in a change relative to such unaudited pro forma consolidated combined financial information or such other adjusted information, which could be material. In addition, none of the Financing Transactions (other than the Private Placement) will be contingent upon completion of any of the other Financing Transactions, and it is possible that one or more of the Financing Transactions will not be completed. Likewise, because certain of the Financing Transactions are not contingent upon completion of the Acquisition, it is possible that this offering and certain of the other Financing Transactions may be completed even if the Acquisition is not consummated, in which case we may be required to redeem or otherwise repay certain indebtedness or debt securities we may issue in the Debt Financings, and we may elect to redeem all of the TEU purchase contracts (if issued), in which case holders of TEUs would have the right to require us to repurchase their outstanding TEU amortizing notes. It is also possible that this offering, the TEU Offering, the Private Placement and the Notes Offering, if completed, will not generate the anticipated amount of net proceeds, in which case we may draw upon the Bridge Commitment and/or incur borrowings under our Revolving Credit Facility and/or issue additional shares of common stock or equity-linked securities. In any event, our and Peoples’s actual financial positions and results of operations prior to the Acquisition and those of the combined company following the Acquisition, if consummated, may not be consistent with, or evident from, the unaudited pro forma consolidated combined financial information or other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

For purposes of the unaudited pro forma consolidated combined financial information, the Cash Acquisition Consideration has been preliminarily allocated to the identifiable assets acquired and liabilities assumed based on limited information presently available to estimate fair values. The Cash Acquisition Consideration will be allocated among the relative fair values of the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the date of the Acquisition. The relative fair values of the assets acquired and liabilities

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assumed are estimates, which are subject to change pending further review. The actual amounts recorded at the completion of the Acquisition, if completed, may differ materially from the information presented in the unaudited pro forma consolidated combined financial information.

Although the unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus include sensitivity analyses that are intended to assist you in quantifying the impact of changes in certain of the assumptions used in preparing such information, those sensitivity analyses reflect the pro forma impact of only a limited number of those assumptions and therefore do not allow you to quantify the impact of changes in certain other assumptions made in calculating this information. Changes in such other assumptions may have a material impact on such information. Likewise, the sensitivity analyses we have provided do not necessarily address the impact of all possible changes in the assumptions contemplated by such analyses. We do not intend to provide you with updated unaudited pro forma consolidated combined financial information or other adjusted information that reflects the actual size and terms of the Financing Transactions (other than to disclose the actual size and pricing terms of this offering and the TEU Offering in one or more free writing prospectuses) prior to the time you will be required to make a decision whether or not to invest in this offering.

As a result of the foregoing, investors should not place undue reliance on unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We may not complete the Acquisition. If we incur indebtedness or issue debt securities to finance a portion of the Acquisition, and we do not complete the Acquisition on or before a specified date or if other specified events occur, we may be required to redeem or repay any such indebtedness or debt securities. We may not have the financial resources necessary to effect such redemption or repayment. It is possible that our failure to complete Acquisition may have a material adverse effect on our financial condition and the market price of our common stock.

The Acquisition is subject to a number of customary closing conditions. See “Summary Information— Recent Developments—Proposed Peoples Gas Acquisition.” Satisfaction of many of these conditions is beyond our control. If these conditions are not satisfied or waived, the Acquisition will not be completed. As a result, the Acquisition may not close as scheduled or at all. Among other conditions, the closing of the Acquisition is subject to the receipt of regulatory approval by the Pennsylvania Public Utility Commission. Whether through a settlement agreement or through a litigated proceeding, we may be required to agree to certain actions, undertakings, terms, or other measures, including those that may require increased capital or other expenditures by the Company. Any additional items we agree to in order to resolve this matter may have an adverse effect on our business, financial condition or results of operations. The closing of this offering is not conditioned on, and is expected to be consummated before, the closing of the Acquisition. Accordingly, if you decide to purchase shares in this offering, you should be willing to do so whether or not we complete the Acquisition.

We expect to incur a substantial amount of additional indebtedness as part of the Financing Transactions. See “Summary Information—Recent Developments—Financing Transactions” and “Use of Proceeds.” To the extent we incur indebtedness or issue debt securities as part of the Financing Transactions and we do not complete the Acquisition by a specified date or if certain other specified events, such as termination of the Acquisition Agreement, occur, we expect that we will be required to redeem or repay some or all of such indebtedness and debt securities and that the redemption or repayment price will include a premium.

We will not be required to deposit the proceeds from the Financing Transactions into an escrow account pending completion of the Acquisition or to grant any security interest or other lien on those proceeds to secure any required repayment or redemption of any Financing Transactions. If we are required to redeem or repay any indebtedness or debt securities issued in the Financing Transactions under the circumstances described above, our ability to pay the redemption or repayment price may be limited by our financial resources at the time and the terms of our debt instruments or other instruments and agreements and it is possible that we will

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not have sufficient financial resources available to satisfy our obligation to effect such redemption or repayment. Any failure to pay the mandatory redemption or repayment price of any Financing Transactions as and when required could have a material adverse effect on our business, results of operations and financial condition and the market price of our securities, including our common stock, the TEUs being offered in the TEU Offering, or any indebtedness incurred or other securities issued as part of the Financing Transactions. If the Acquisition is not completed, we will not have any obligation to offer to repurchase the common stock sold in this offering. It is possible that our failure to complete the Acquisition, or the expenditure of our funds to redeem or repay any securities issued or borrowings incurred in the other Financing Transactions, may have a material adverse effect on the market price of our common stock and the TEUs issued in the TEU Offering.

Risks Related to Our Common Stock

The price of our common stock may be volatile. This volatility may affect the price at which you could sell our common stock, and the sale or resale of substantial amounts of our common stock could adversely affect the market price of our common stock.

The market price for our common stock has historically experienced, and may continue to experience, volatility. This volatility may affect the price at which you could sell our common stock, and the sale or issuance of substantial amounts of our common stock, or the perception that such sales or issuances could occur, could adversely affect the market price of our common stock. In addition, the availability for sale of substantial amounts of our common stock could adversely impact its market price. In that regard, if we issue TEUs in the TEU Offering, shares of our common stock will be issuable upon settlement or redemption of the TEU purchase contracts and the number of shares may be substantial. The settlement rates for the TEU purchase contracts will be subject to certain anti-dilution adjustments that could increase, potentially significantly, the number of shares of our common stock issuable upon such settlement. Similarly, although CPPIB is currently subject to restrictions on resale, if the Private Placement is completed a significant portion of our common stock will be available for resale into the market by a small number of investors following the expiration of such restrictions. The issuance or sale of shares, or the perception that such issuances or sales could occur, could adversely affect the market price of our common stock, even if our business is doing well. Any of the foregoing may also impair our ability to raise additional capital through the sale of our equity securities.

The market price of our common stock may be influenced by many factors, some of which are beyond our control, including the factors discussed above under “Forward-Looking Statements” and “Market and Industry Data” or elsewhere in this Risk Factors section and the following:

•	actual or anticipated fluctuations in our operating results or our competitors’ or peers’ operating results;

•	actions by applicable regulatory authorities, including the Pennsylvania Public Utility Commission;

•	announcements by us, our competitors or our partners of significant contracts, acquisitions, divestitures or strategic investments;

•	our growth rate and our competitors’ or peers’ growth rates;

•	the financial markets and general economic conditions;

•	changes in stock market analyst recommendations regarding us, our competitors, our peers or the energy infrastructure, gas and electricity services industries generally, or lack of analyst coverage of our common stock;
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•	sales of our common stock by our executive officers, directors and significant shareholders or sales of substantial amounts of our common stock or securities convertible into or exchangeable for our common stock;

•	changes in the amount of our common stock dividends per share, the common stock dividends per share paid by our competitors and interest rates; and

•	changes in tax laws and regulations.

The market for our common stock likely will influence, and be influenced by, any market that develops for the TEUs or the TEU purchase contracts. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the TEU purchase contracts could depress the price of our common stock and increase the volatility of the common stock price. The price of our common stock also could be affected by possible sales of such common stock by investors who view the TEUs as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the TEUs, TEU purchase contracts and the common stock. Such hedging or arbitrage activity could, in turn, affect the trading prices of the common stock.

We expect that we will need to raise additional capital, and raising additional funds by issuing additional equity securities or with additional debt financing may cause dilution to shareholders or restrict our operations.

Upon the issuance of the shares of common stock in the Private Placement and the issuance of the TEUs in the TEU Offering, holders of our common stock will incur immediate and substantial net tangible book value dilution on a per share basis. If we are unable to consummate the TEU Offering, the Private Placement or any portion of the Debt Financings, we may issue additional shares of common stock to finance the Acquisition. In addition, we expect that we will need to raise additional capital in the future in order to, among other things, repay indebtedness and fund our operations and future acquisitions, which we may do through equity and equity-linked securities offerings or additional debt financings, as well as borrowings under our credit facilities. Additional issuances of equity securities, including shares of our common stock, or debt or other securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, including the TEUs, could dilute the economic and other rights and interests of holders of shares of our common stock and cause the market price of our common stock to decline. Subject to certain exceptions, such issuances may be made without any action or approval by our shareholders.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt and credit facilities. These restrictive covenants could include limitations on additional borrowings, and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments. These covenants could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure program.

If the closing of the Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the Acquisition Agreement is terminated, we may redeem the TEU purchase contracts, in which case holders of TEUs would have the right to require us to repurchase TEU amortizing notes.

The Acquisition may not be consummated. If the closing of the Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the Acquisition Agreement is terminated, we may elect to redeem all, but not less than all, of the outstanding TEU purchase contracts (if issued). We will pay or deliver, as the case may be, a redemption amount to be determined based on the price of our common stock at that time in cash or in

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shares of our common stock in accordance with the terms of the TEU purchase contracts. If we elect to redeem the TEU purchase contracts, holders of TEUs would have the right to require us to repurchase TEU amortizing notes at the relevant repurchase price.

Upon redemption of the TEU purchase contracts, our common stock may incur immediate net tangible book value dilution on a per share basis. In addition, if the TEU purchase contracts are redeemed for cash and holders of TEUs require us to repurchase TEU amortizing notes, we would experience reduced liquidity, which could limit our flexibility in the conduct of our business and make us more vulnerable to economic downturns and adverse competitive and industry conditions.

Anti-takeover provisions in our organizational documents and under Pennsylvania law might discourage, delay or prevent changes in control of our company and may result in an entrenchment of management and diminish the value of our common stock.

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and TEUs, and may also limit the prices that investors are willing to pay in the future for our common stock and TEUs. These provisions may also have the effect of preventing changes in our management.

For example, our articles of incorporation and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may adversely affect the voting or other rights and the economic interests of holders of our common stock and TEUs, if issued;

•	require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least a majority of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law;

•	establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•	provide that vacancies in our board of directors, including vacancies created by the removal of any director, or any increase in the number of directors may be filled by a majority of the directors then in office or by the sole remaining director;

•	provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;
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•	require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders

•	require action by shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting in order for our shareholders to call a special meeting of shareholders; and

•	provide that a state court located within Montgomery County, Pennsylvania (or, in the event such court lacks jurisdiction over such action or proceeding, the United States District Court for the Eastern District of Pennsylvania) will be the exclusive forum for the adjudication of certain disputes, including derivative actions.

In addition, anti-takeover provisions in Pennsylvania law could make it more difficult for a third party to acquire control of us including, but not limited to, provisions relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law permits corporations to opt-out of these anti-takeover provisions, but we have not done so. Such provisions could have the effect of deterring takeovers or delaying changes in control or management of us. Additionally, such provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

In addition, the TEUs, if issued, will, and the Debt Financings and other debt financings may, include certain terms that may have anti-takeover effects. For example, each holder of a TEU purchase contract will have the right, upon certain “fundamental changes” (including a cash acquisition of us), to require early settlement of such holder’s TEU purchase contract at a rate designed to compensate for the lost option value of such TEU purchase contract.

This offering is not conditioned upon the completion of the Acquisition. If the Acquisition is not consummated, we will have broad discretion on the use of the net proceeds of this offering.

This offering is not conditioned upon the completion of the Acquisition. Accordingly, your purchase of our common stock in this offering may be an investment in Aqua America on a stand-alone basis without any of the assets of Peoples or anticipated benefits of the Acquisition. We will have broad discretion to use the net proceeds of this offering if the Acquisition does not occur. If the Acquisition does not occur, we expect to use the net proceeds from this offering for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other Financing Transactions, repurchases of our common stock debt repayment, capital expenditures and investments. See “Use of Proceeds.”

We may be unable to, or may choose not to, continue to pay dividends on our common stock at current or planned rates or at all.

Any future payments of cash dividends, and the amount of any cash dividends we pay, on our common stock will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries to distribute cash to us, as well as other factors that our board of directors may consider relevant. If we were to reduce the amount of cash dividends per share payable on our common stock, fail to increase the amount of those cash dividends per share in the future or cease paying those cash dividends altogether, it would likely have an adverse impact on the market price of our common stock and any TEUs we may issue. In addition, under Pennsylvania law, our board of directors (or an authorized committee thereof) may not declare and pay dividends on shares of our common stock if, after giving effect to the dividend (1) we would be unable to pay our debts as they become due in the ordinary course of business, or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved as of the date for measuring the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

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Aqua America’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Aqua America is a holding company substantially all of whose assets are owned by its subsidiaries and substantially all of whose operations are conducted through its subsidiaries. Aqua America’s ability to pay dividends and meet its debt and other obligations depends almost entirely on cash flows from its subsidiaries and, in the short term, its ability to raise capital from external sources. In the long term, cash flows from its subsidiaries depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. Its subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Aqua America (whether to enable Aqua America to pay dividends on its common stock, to pay principal and interest on its debt, to settle, repurchase or redeem its debt (including the TEU amortizing notes) or other securities (including the TEU purchase contracts), or to satisfy its other obligations). In addition, notwithstanding its controlling interest in such subsidiaries, many of them are limited in their ability to pay dividends or make loans or distributions to Aqua America, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions and other restrictions or in times of financial distress. Likewise, certain of LDC and its subsidiaries face similar restrictions that, if the Acquisition is consummated, will limit their ability to pay dividends or make loans or distributions to Aqua America. As a result, the Company may not be able to cause its subsidiaries (including, following the Acquisition, LDC and its subsidiaries) and other entities to distribute funds or provide loans sufficient to enable it to pay dividends and meet its debt and other obligations.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $          million (or approximately $          million if the underwriters exercise their option to purchase additional shares of our common stock in full).

We intend to use the net proceeds from this offering, together with net proceeds from the TEU Offering, the Private Placement and the Debt Financings, to (1) fund the Acquisition, (2) complete the redemption of approximately $314 million aggregate principal amount of the PPNs and (3) pay related costs and expenses as described below. In addition to the $1,009 million aggregate principal amount of Debt Financings we intend to incur to fund the Acquisition, complete the Company Debt Refinancing and pay related costs and expenses, we expect to incur $150 million aggregate principal amount of Debt Financings, the net proceeds of which we intend to use for general corporate purposes, including working capital and capital needs.

This offering and certain of the other Financing Transactions are not conditioned upon the consummation of any other Financing Transactions, the Acquisition or the Company Debt Refinancing. In addition, the indebtedness or other securities to be incurred or issued in certain of the Financing Transactions may not be incurred or issued, or may be redeemed, repaid, or repurchased, if the Acquisition is not consummated or is not consummated by a specified date. Even if the Acquisition, the Company Debt Refinancing and/or other Financing Transactions do not occur, the common stock issued in this offering will remain outstanding. If for any reason the Acquisition is not consummated, we expect we would use the net proceeds for this offering for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other Financing Transactions, repurchases of our common stock, debt repayment, capital expenditures and investments. Pending application of the net proceeds of this offering for the foregoing purposes, the net proceeds may be invested temporarily in investment-grade securities or similar instruments, or be used to temporarily reduce borrowings under the Revolving Credit Facility.

The following table outlines the estimated sources and uses of funds for the Acquisition, the Company Debt Refinancing and the related costs and expenses. The actual net proceeds from the Financing Transactions and the costs and expenses related to the Transactions will likely vary from the estimates reflected in the following table. See “Summary Information—Recent Developments—Financing Transactions.”

The following table does not reflect the sale of any shares or TEUs that may be sold to the underwriters of this offering and of the TEU Offering upon exercise of their respective options to purchase additional shares and TEUs. To the extent the underwriters exercise such options, we expect that the net proceeds from such sales will be used to fund a portion of the purchase price of the Acquisition, which would reduce, by a corresponding amount, the amount of the debt we expect to incur to fund a portion of the purchase price of the Acquisition.

Sources of Funds(1)		Uses of Funds
(in millions)
Shares offered hereby	$1,000	Cash Acquisition Consideration(2)	$2,905
TEU Offering	725	Company Debt Refinancing(3)	314
Private Placement	750	Transactions costs and expenses, including discounts and financing fees	265
Debt Financings(4)	1,009	Assumption of Peoples’s existing debt	1,370
Assumption of Peoples’s existing debt	1,370
Total sources of funds	$4,854	Total uses of funds	$4,854

(1)	All amounts are estimated proceeds before underwriting discounts and offering expenses. If and to the extent that any of this offering, the TEU Offering or the Private Placement is not completed, or if the aggregate net proceeds from this offering, the TEU Offering and the Private Placement are less than the aggregate amount set forth in this table, we intend to fund any shortfall by issuing additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition. However, if we are unable to issue such shares or equity-linked securities, we would fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.

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(2)	Assumes the only adjustment to the Default Cash Acquisition Consideration is a reduction of $1,370 million based upon the assumption by the Company of $1,370 million aggregate principal amount of Peoples’s indebtedness upon closing of the Acquisition. To the extent we assume less than $1,370 million aggregate principal amount of Peoples’s existing indebtedness, we may issue additional shares of common stock, equity-linked securities and/or New Notes and/or incur borrowings under the Bridge Facility and/or the Revolving Credit Facility.
(3)	In connection with the Acquisition and the Financing Transactions, we expect to redeem approximately $314 million in aggregate principal amount of our PPNs prior to the closing of the Acquisition. Estimated premiums payable in connection with the Company Debt Refinancing are included in “Transaction costs and expenses, including discounts and financing fees” above. The PPNs we intend to redeem in the Company Debt Refinancing have maturities ranging from 2019-2037 and interest rates ranging from 3.57-5.83%.
(4)	In addition to the $1,009 million aggregate principal amount of Debt Financings we intend to incur to fund the Acquisition, complete the Company Debt Refinancing and pay related costs and expenses, we expect to incur $150 million aggregate principal amount of Debt Financings, the net proceeds of which we intend to use for general corporate purposes, including working capital and capital needs.
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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2018:

•	on an actual basis;

•	on an as adjusted basis to give effect to this offering;

•	on an as further adjusted basis to give effect to this offering and the TEU Offering; and

•	on a pro forma basis to give effect to the Transactions, including this offering, the TEU offering, the Acquisition, the Company Debt Refinancing, the Private Placement and the Debt Financings.

The following table does not reflect the sale of any shares or TEUs that may be sold to the respective underwriters of this offering and of the TEU offering upon exercise of their respective options to purchase additional shares and TEUs. If the underwriters exercise such options, we expect that the proceeds from such sales will be used to fund a portion of the purchase price of the Acquisition, which would reduce, by a corresponding amount, the amount of the Debt Financings we expect to incur to fund a portion of the purchase price of the Acquisition.

The completion of this offering is not conditioned upon the consummation of any of the other Transactions, including the Acquisition. Accordingly, investors should not place undue reliance on the as further adjusted and pro forma information included in this prospectus supplement because this offering is not conditioned upon the consummation of any of the other transactions reflected in such information. In addition, even if the Transactions are completed, actual amounts may vary from such information depending on several factors, including potential changes in our financing plans as a result of market conditions or the timing of the consummation of the Acquisition.

The following data are qualified in their entirety by our financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. This table should be read in conjunction with “Summary Information–Recent Developments— Proposed Peoples Gas Acquisition,” “Risk Factors,” “Use of Proceeds,” and our pro forma and consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

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(dollars in thousands)	Actual	As Adjusted for this Offering		As Further Adjusted for this Offering and the TEU Offering		Pro Forma for the Transactions
Cash and cash equivalents(1)	$3,627	$		$		$
Debt:
Long-term debt of subsidiaries(2)	$1,604,233		$1,604,233		$1,604,233		$1,604,233
Revolving Credit Facility(3)	370,000		370,000		370,000		370,000
Privately placed notes(4)	589,427		589,427		589,427		275,927
Debt Financings(5)	—		—		—		1,159,000
Assumed Peoples’s indebtedness(6)	—		—		—		1,329,227
TEU amortizing notes that are components of the TEUs(7)	—		—		128,400		128,400
Total debt	$2,563,660		$2,563,660		$2,692,060		$4,866,787

Equity:
Preferred stock, $1.00 par value (1,770,819 shares authorized, none issued)	—		—		—		—
Common stock, $0.50 par value (300,000,000 shares authorized; 181,151,827 issued, actual; 208,474,231 issued, as adjusted and as further adjusted and 230,135,326 issued, pro forma)(8)	90,576		104,237		104,237		115,068
Capital in excess of par value(8)(9)	820,378		1,782,288		2,365,465		3,083,445
Retained earnings(10)	1,174,245		1,174,245		1,174,245		1,130,168
Treasury stock, at cost (3,060,206 shares)	(75,835)		(75,835)		(75,835)		(75,835)
Total stockholders’ equity	$2,009,364		$2,984,936		$3,568,112		$4,252,846
Total capitalization	$4,573,024		$5,548,596		$6,260,172		$9,119,633

(1)	Cash and cash equivalents may increase or decrease depending on, among other things, actual costs and expenses incurred in connection with the Transactions.
(2)	Such amounts do not include subsidiary debt that is reflected in “Privately placed notes” or in “Assumed Peoples’s indebtedness”.
(3)	In December 2018, we entered into a five-year $550 million unsecured Revolving Credit Facility, which replaced our prior unsecured revolving credit facility. Subject to customary conditions, we may request that the lenders under the Revolving Credit Facility provide an incremental unsecured revolving credit facility of up to $450 million upon the closing of the Acquisition. As described below in note 6, at the closing of the Acquisition, we expect to borrow $270 million under the Revolving Credit Facility in order to repay $270 million under the Peoples’s revolving credit facility that is expected to be assumed at the closing of the Acquisition and terminated).
(4)	In connection with the Acquisition and the Financing Transactions, we expect to redeem approximately $314 million in aggregate principal amount of our PPNs, of which $150.9 million in aggregate principal amount is indebtedness of our subsidiaries, prior to the closing of the Acquisition.
(5)	The pro forma amount of $1,159 million represents the assumed aggregate principal amount of the Debt Financings, including the $150 million aggregate principal amount we intend to use for general corporate purposes. If we do not consummate the TEU Offering or the Private Placement, or if such offerings are completed for less aggregate net proceeds than anticipated, we may issue additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition. However, if we are unable to issue such shares or equity-linked securities, we would fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.

We expect the terms of one or more series of New Notes issued in the Debt Financings will include a special mandatory redemption provision requiring us to redeem such New Notes if the Acquisition is not consummated by a specified date. If the Acquisition is not consummated, we do not expect to incur any borrowings under the Bridge Facility.

(6)	The pro forma amount reflects approximately $1,329 million aggregate principal amount of Peoples’s existing indebtedness expected to be assumed in connection with the Acquisition as of December 31, 2018. We expect the amount of such assumed debt will be $1,370 million as of the closing of the Acquisition. Of the $1,370 million of expected assumed Peoples’s indebtedness at closing, $270 million is expected to be borrowings under the Peoples’s revolving credit facility which is expected to be repaid at the closing of the Acquisition with borrowings under the Revolving Credit Facility and terminated.
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(7)	Each TEU will include a TEU amortizing note, as described in “Summary Information—Recent Developments—Financing Transactions—TEU Offering.” The principal amount of these TEU amortizing notes will not be determined until the pricing of the TEU Offering. We have assumed that 17.7% of the stated amount of the TEUs, $128.4 million, will be represented by the TEU amortizing notes.

Under certain conditions, if the TEU Offering is consummated but the Acquisition does not occur, we may elect to redeem all, but not less than all, of the outstanding TEU purchase contracts in accordance with the terms thereof, in which case holders of TEUs would have the right to require us to repurchase their outstanding TEU amortizing notes at the relevant repurchase price. See “Summary Information—Recent Developments—Financing Transactions—TEU Offering.” We would not have the option to redeem the TEU amortizing notes.

(8)	As adjusted, as further adjusted and pro forma share numbers and amounts ($13.7 million with respect to “Common stock” and $961.9 million with respect to “Capital in excess of par value”) with respect to this offering are based on an assumed offering price of $36.60 per share (the last reported sale price of our common stock on the NYSE on April 10, 2019) and assumed gross proceeds of $1,000 million and reflects assumed related underwriting discounts and estimated offering expenses.

The pro forma share number and amount also reflects the expected issuance of 21,661,095 shares in the Private Placement at an assumed offering price of $34.62 per share (an incremental $10.8 million with respect to “Common stock” and an incremental $718.0 million with respect to “Capital in excess of par value”) and reflects assumed placement agent fees and other issuance costs. In addition to other closing conditions, the completion of the Private Placement is conditioned upon the completion of at least $1.6 billion in common stock and equity-linked securities offerings and the consummation of the Acquisition.

If and to the extent that any of the TEU Offering or the Private Placement is not completed, or if the aggregate net proceeds from such offerings is less than anticipated, we currently intend to issue additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition. However, if we are unable to issue such shares or equity-linked securities, we would fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.

Share numbers and amounts do not reflect shares of our common stock issuable upon settlement of the TEU purchase contracts, shares of our common stock reserved for issuance upon exercise of stock options outstanding, shares of our common stock reserved for issuance upon vesting of our time based restricted stock units (including reinvested dividends), shares of our common stock reserved for issuance upon the vesting of our performance based restricted stock units or performance share units or additional shares we may issue under our dividend reinvestment program, employee stock purchase plan or 401(k) savings plans. See “Summary Information–The Offering”

(9)	We expect that each TEU will include a TEU purchase contract. We will account for the TEU purchase contracts as equity and will record the initial fair value of the TEU purchase contracts, net of the assumed related underwriting discounts and estimated offering expenses allocated to the TEU purchase contracts, as capital in excess of par value, $583.2 million. The exact amount we record as capital in excess of par value will not be determined until the pricing of the TEU Offering and our determination of the final offering expenses related thereto. See note (7) above. We have assumed that 82.3% of the stated amount of the TEUs will be represented by the TEU purchase contracts and assumed the related underwriting discounts and estimated offering expenses allocated to the purchase contracts.

Under certain conditions, if the TEU Offering is consummated but the Acquisition does not occur, we may elect to redeem all, but not less than all, of the outstanding TEU purchase contracts in accordance with the terms thereof. We will pay a redemption amount to be determined based on our common stock price at the time in cash and/or shares of our common stock in accordance with the terms of the TEU purchase contract. If we elect to redeem the TEU purchase contracts, holders of TEUs would have the right to require us to repurchase their outstanding TEU amortizing notes at the relevant repurchase price. See “Summary Information—Recent Developments—Financing Transactions—TEU Offering.”

(10)	The pro forma amount, a reduction of $44.1 million, reflects the payment of additional Acquisition-related expenses and the write-off of unamortized debt issuance costs.
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LISTING OF OUR COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “WTR.” As of March 31, 2019, there were (i) 178,369,078 shares of our common stock outstanding and (ii) options to acquire 1,112,210 shares of our common stock outstanding.

On April 12, 2019, the last reported sale price of our common stock on the NYSE was $36.78. As of December 31, 2018, there were approximately 23,476 holders of record of our common stock.

We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Risk Factors—Risks Related to Our Common Stock—We may be unable to, or may choose not to, continue to pay dividends on our common stock at current or planned rates or at all.”

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CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated

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earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

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Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If, however, we are or become a “United States real property holding corporation,” so long as our common stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the sale or other disposition of our common stock.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (1) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (2) a “non- financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

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CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our common stock by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”).

General fiduciary matters and prohibited transaction issues

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

In considering an investment in our common stock with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duty to the Plan, including without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring shares of our common stock.

Representation

Accordingly, by its acceptance of our common stock, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire our common stock constitutes assets of any Plan or (ii) the acquisition of our common stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither

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this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of our common stock should consult and rely on their own counsel and advisers as to whether an investment in our common stock is suitable for the Plan. The sale of our common stock to any Plan is in no respect a representation by us, an underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

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UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of our common stock indicated below:

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
PNC Capital Markets LLC
Barclays Capital Inc.
Citizens Capital Markets, Inc.
The Huntington Investment Company
MUFG Securities Americas Inc.
J.P. Morgan Securities LLC
TD Securities (USA) LLC
Robert W. Baird & Co. Incorporated
Boenning & Scattergood, Inc.
HSBC Securities (USA) Inc.
Janney Montgomery Scott LLC
Total

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to          additional shares of our common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discount we will pay to the underwriters in this offering, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional          shares.

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Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discount, are approximately $          . We have agreed to reimburse the underwriters for expense relating to any required review of this offering by the Financial Industry Regulatory Authority, Inc.

Our common stock is listed on the NYSE under the symbol “WTR.”

We and all of our continuing directors (as described in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2019), director nominees and officers, through entering into lock-up agreements, have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”): (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, our common stock, any options, rights or warrants to purchase our common stock or any securities convertible into or exchangeable for, or substantially similar to, our common stock (collectively, “restricted securities”); (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in (i) or (ii) is to be settled by delivery of common stock or such other securities, in cash or otherwise or (iii) publicly disclose the intention to take any of the foregoing actions. In addition, we agreed not to file with the SEC any registration statement relating to any restricted securities, and our continuing directors, director nominees and officers each agreed not to make any demand for, or exercise any right with respect to, the registration of any restricted securities, in each case during the restricted period and without the prior written consent of the representatives on behalf of the underwriters.

The restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of the shares to the underwriters in this offering, the sale of the TEUs to the underwriters of the TEU Offering or the sale of the shares of our common stock in the Private Placement;

•	the issuance by us of, or the receipt by our continuing directors, director nominees and officers of, restricted securities pursuant to our existing employee equity or equity-based incentive plans, employee stock purchase plans or dividend reinvestment plans, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement;

•	the filing by us of registration statements relating to securities issuable under our existing employee equity or equity-based plans or employee stock purchase plans;

•	the issuance of shares of common stock in connection with certain investments, acquisitions, with joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares issued or issuable pursuant to this clause does not exceed 10% of the number of shares of common stock outstanding immediately after this offering and prior to such issuance;

•	in the case of our continuing directors, director nominees and officers, (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our common stock following expiration of the restricted period, (ii) transfers in accordance with the terms of existing trading plans pursuant to Rule 10b5-1 under the Exchange Act, (iii) certain transfers of shares held as of the
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date of this prospectus supplement through our existing 401(k) plan pursuant to portfolio balancing opportunities provided by the terms of such plan, (iv) transfers to us to satisfy certain tax obligations in connection with vesting of restricted stock units, restricted shares, performance share units or phantom shares and (v) certain other transfers to us;

•	in the case of our continuing directors, director nominees and officers, transfers to us upon death, disability or termination or employment, in each case, of such person;

•	the receipt by us or our subsidiaries of shares (a) in the exercise of outstanding options, warrants, restricted stock units or other equity interests, including transfers deemed to occur upon the “net” or “cashless” exercise of options or (b) for the sole purpose of paying the exercise price of such options, warrants, restricted stock units or other equity interests or for paying taxes (including estimated taxes) due as a result of the exercise of such options, warrants, restricted stock units or other equity interests or as a result of the vesting of shares under restricted stock awards or restricted stock units pursuant to our existing employee benefit plans disclosed herein relating to this public offering, in each case on a “cashless” or “net exercise” basis, provided that any such shares received upon such exercise shall be subject to the terms of the lock-up agreement;

•	tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of restricted securities involving a “change of control” of us (provided that if such transaction is not consummated, our continuing directors’, director nominees’ and officers’ shares shall remain subject to the restrictions set forth in the lock-up agreements);

•	the exercise for cash of options to purchase shares disclosed as outstanding herein, provided that any such shares received upon such exercise shall be subject to the terms of the lock-up agreements;

•	in the case of our continuing directors, director nominees and officers, the disposition of shares acquired in this offering or in open market transactions after completion of this offering; and

•	transfers of shares or other of our securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to ownership by our continuing directors, director nominees and officers of their shares.

The representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option or purchasing shares of our common stock in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares of our common stock compared to the price available under the option. The underwriters may also sell shares of our common stock in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the shares. These activities may raise or maintain the market price of the shares above independent market levels or prevent or retard a decline in the market price of the shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

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We have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, Goldman Sachs & Co. LLC and RBC Capital Markets, LLC acted as our financial advisers in connection with the Acquisition, for which they are receiving customary fees and expenses. Also in connection with the Acquisition, certain of the underwriters and/or their affiliates have provided committed financing under the Bridge Commitment, pursuant to which they receive customary commitment fees in connection with their respective commitments and, in the event we borrow under the Bridge Facility, would receive certain additional funding and other fees. Certain of the underwriters and/or their affiliates are also lenders and/or agents under the Revolving Credit Facility, which we expect to draw upon to refinance Peoples’s revolving credit facility in connection with the Acquisition, and receive customary fees and expenses in connection therewith and would receive proceeds from this offering if we were to temporarily reduce our borrowings under the Revolving Credit Facility as described in “Use of Proceeds.” Certain of the underwriters in this offering are also acting as underwriters in our concurrent TEU Offering, and may act as underwriters in the Notes Offering, for which they will receive customary fees and expenses. Certain of the underwriters may also receive fees and expenses in connection with the Private Placement. In addition, in an effort to manage our exposure to interest rate risk associated with the Notes Offering, we have entered into, and in the future, may enter into, financial derivative instruments such as interest rate swap agreements with certain of the underwriters or their respective affiliates.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Certain of the underwriters and/or their affiliates have lending relationships with us and may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates. Any such credit default swaps or short positions could adversely affect future trading prices of the shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments, for which they received or will receive customary fees and expenses.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/ EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In addition, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or persons falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other persons to whom it may otherwise lawfully be distributed (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons.

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Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the shares or this offering do not constitute a prospectus, product disclosure statement or other disclosure document under the prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.

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Korea

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering should be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the shares in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering to acquire the shares under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The shares have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the shares may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the shares may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold shares complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold shares.

Singapore

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering may be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other exchange or regulated trading facility in Switzerland. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the shares or this offering do not

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constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other exchange or regulated trading facility in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Taiwan

The shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares in Taiwan.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the shares or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the shares or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania will issue an opinion regarding certain matters of Pennsylvania law, including the validity of the securities offered by the prospectus supplement. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LDC Funding LLC as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated by reference in this prospectus supplement and in the accompanying prospectus from Aqua America’s Current Report on Form 8-K/A filed on April 15, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at http://ir.aquaamerica.com/. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus supplement as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus supplement is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of

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1934 until we sell all of the securities covered by this prospectus supplement or this offering is terminated; provided, however, that we are not incorporating, in each case, any portions of documents or information furnished or deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 26, 2019;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	Our Current Reports on Form 8-K filed with the SEC on October 23, 2018, February 19, 2019 (Item 8.01 only) and March 29, 2019, and our Current Report on Form 8-K/A filed with the SEC on April 15, 2019; and

•	The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

These documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Aqua America, Inc.

762 W. Lancaster Avenue

Bryn Mawr, PA 19010-3489

Telephone: 610-527-8000

Attention: Corporate Secretary

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

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PROSPECTUS

AQUA AMERICA, INC.

Common Stock

Preferred Stock

Common Stock Purchase Contracts

Warrants

Units

Depositary Shares

Debt Securities

Aqua America, Inc. may, from time to time, in one or more offerings, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of any offering and the offered securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the names of the underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “WTR.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities upon issuance, an accompanying prospectus supplement will disclose the exchange, quotation system or market on which the securities will be listed.

The prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risk. Before you invest, you should carefully read and evaluate the risk factors and other information included in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2018.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may, from time to time, in one or more offering, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement and the exhibits filed with our registration statement together with the additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in the securities.

The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC. The registration statement and the reports can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only upon the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement that contains specific information about the securities we are offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to “Aqua America,” “we,” “us” or “our” refer to Aqua America, Inc. and its direct and indirect subsidiaries. In addition, references to “Aqua Pennsylvania” refer to our wholly-owned subsidiary, Aqua Pennsylvania, Inc., and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, or incorporated by reference into this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward- looking statements where statements are preceded by, followed by, or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue” or the negative of such terms or similar expressions. Forward-looking statements in this prospectus, or incorporated by reference into this prospectus, include, but are not limited to, statements regarding:

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●	recovery of capital expenditures and expenses in rates;

●	projected capital expenditures and related funding requirements;

●	our capability to pursue timely rate increase requests;

●	the availability and cost of capital financing;

●	developments, trends and consolidation in the water and wastewater utility and infrastructure industries;

●	dividend payment projections;

●	opportunities for future acquisitions, both within and outside the water and wastewater industry, the success of pending acquisitions and the impact of future acquisitions;

●	the capacity of our water supplies, water facilities and wastewater facilities;

●	the impact of federal and/or state tax laws or policies and the regulatory treatment of the effects of those laws or policies, including the Tax Cuts and Jobs Act;

●	the impact of geographic diversity on our exposure to unusual weather;

●	the impact of conservation awareness of customers and more efficient plumbing fixtures and appliances on water usage per customer;

●	our authority to carry on our business without unduly burdensome restrictions;

●	the continuation of investments in strategic ventures;

●	our ability to obtain fair market value for condemned assets;

●	the impact of fines and penalties;

●	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

●	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates;

●	the development of new services and technologies by us or our competitors;

●	the availability of qualified personnel;

●	the condition of our assets;

●	the impact of legal proceedings;

●	general economic conditions;

●	acquisition-related costs and synergies;

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●	the sale of water and wastewater divisions; and

●	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

●	changes in general economic, business, credit and financial market conditions;

●	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

●	the profitability of future acquisitions;

●	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;

●	the decisions of governmental and regulatory bodies, including decisions on rate increase requests;

●	our ability to file rate cases on a timely basis to minimize regulatory lag;

●	abnormal weather conditions, including those that result in water use restrictions;

●	changes in, or unanticipated, capital requirements;

●	changes in our credit rating or the market price of our common stock;

●	changes in valuation of strategic ventures;

●	our ability to integrate businesses, technologies or services which we may acquire;

●	our ability to manage the expansion of our business;

●	our ability to treat and supply water or collect and treat wastewater;

●	the extent to which we are able to develop and market new and improved services;

●	the effect of the loss of major customers;

●	our ability to retain the services of key personnel and to hire qualified personnel as we expand;

●	labor disputes;

●	increasing difficulties in obtaining insurance and increased cost of insurance;

●	cost overruns relating to improvements to, or the expansion of, our operations;

●	increases in the costs of goods and services;

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●	civil disturbance or terroristic threats or acts;

●	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;

●	changes in accounting pronouncements;

●	litigation and claims; and

●	changes in environmental conditions, including the effects of climate change.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

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AQUA AMERICA, INC.

Aqua America, Inc. is the holding company for regulated utilities providing water or wastewater services to an estimated three million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, and Virginia. Our largest operating subsidiary is Aqua Pennsylvania, Inc., which accounted for approximately 52% of our operating revenues and approximately 74% of our net income for 2017. As of December 31, 2017, Aqua Pennsylvania provided water or wastewater services to approximately one-half of the total number of people we serve. Aqua Pennsylvania’s service territory is located in the suburban areas in counties north and west of the City of Philadelphia and in 27 other counties in Pennsylvania. Our other regulated utility subsidiaries provide similar services in seven other states. In addition, the Company’s market-based activities are conducted through Aqua Infrastructure, LLC and Aqua Resources Inc. Aqua Infrastructure provides non- utility raw water supply services for firms in the natural gas drilling industry. Aqua Resources provides water and wastewater service through two operating and maintenance contracts with municipal authorities close to our utility companies’ service territory; and offers, through a third party, water and wastewater line repair service and protection solutions to households. In 2017, we completed the sale of business units that are reported within Aqua Resources, which installed and tested devices that prevent the contamination of potable water and repaired water and wastewater systems, and repaired and performed maintenance on water and wastewater systems. Additionally, during 2016, we completed the sale of business units within Aqua Resources, which provided liquid waste hauling and disposal services and inspection, and cleaning and repair of storm and sanitary wastewater lines.

Aqua America, which prior to its name change in 2004 was known as Philadelphia Suburban Corporation, was formed in 1968 as a holding company for its primary subsidiary, Aqua Pennsylvania, formerly known as Philadelphia Suburban Water Company. In the early 1990s, we embarked on a growth through acquisition strategy focused on water and wastewater operations. Our most significant transactions to date have been the merger with Consumers Water Company in 1999, the acquisition of the regulated water and wastewater operations of AquaSource, Inc. in 2003, the acquisition of Heater Utilities, Inc. in 2004, and the acquisition of American Water Works Company, Inc.’s regulated water and wastewater operations in Ohio in 2012. Since the early 1990s, our business strategy has been primarily directed toward the regulated water and wastewater utility industry, where we have more than quadrupled the number of regulated customers we serve, and have extended our regulated operations from southeastern Pennsylvania to include our current regulated utility operations throughout Pennsylvania and in seven other states. During 2010 through 2013, we sold our utility operations in six states, pursuant to a portfolio rationalization strategy to focus our operations in areas where we have critical mass and economic growth potential. Currently, the Company seeks to acquire businesses in the U.S. regulated sector, which includes water and wastewater utilities and other regulated utilities, and to pursue growth ventures in market-based activities, such as infrastructure opportunities that are supplementary and complementary to our regulated businesses.

Our growth in revenues over the past five years is primarily a result of increases in water and wastewater rates and customer growth. The increase in our utility customer base has been due to customers added through acquisitions, partnerships with developers, and organic growth (excluding dispositions) as shown below:

Year	Utility Customer Growth Rate
2017	1.1%
2016	1.6%
2015	1.9%
2014	1.3%
2013	1.3%

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In 2017, our customer count increased by 10,584 customers, primarily due to utility systems that we acquired and organic growth. Overall, for the five-year period of 2013 through 2017, our utility customer base, adjusted to exclude customers associated with utility system dispositions, increased at an annual compound rate of 1.4%. During the five-year period ended December 31, 2017, our utility customer base including customers associated with utility system acquisitions and dispositions increased from 968,357 at January 1, 2013 to 982,849 at December 31, 2017. This five-year period includes the impact of the condemnation of our Fort Wayne, IN system in 2014, which resulted in the loss of approximately 13,000 connections.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010- 3489, and our telephone number is 610-527-8000. Our website may be accessed at www.aquaamerica.com. The references to our website and the SEC’s website are intended to be inactive textual references only, and the contents of those websites are not incorporated by reference herein and should not be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Please see the risk factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as such risk factors may be updated from time to time in filings we make with the SEC subsequent to the date hereof. Before making an investment decision, you should carefully consider these risk factors, together with all other information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement (which includes information contained in certain filings we make with the SEC subsequent to the date hereof as set forth in the section below captioned “Where You Can Find More Information”). Please also refer to the section above captioned “Forward-Looking Statements.”

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to provide capital for our growth strategy, which includes potential future acquisitions of municipally owned and investor- owned water and wastewater systems, regulated utilities and infrastructure projects, and market-based activities complementary to our regulated business, to fund the integration of any businesses that we acquire into our existing business, and to purchase and maintain plant equipment, as well as for working capital and other general corporate purposes. Our management will have broad discretion in the allocation of net proceeds from the sale of any securities sold by us.

CERTAIN RATIOS

Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated below were as follows:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.90	4.17	4.15	4.05	3.79
Ratio of earnings to combined fixed charges and preferred stock dividends	3.90	4.17	4.15	4.05	3.79

The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing our earnings by fixed charges and by combined fixed charges and preferred stock dividends, respectively. For the purpose of these computations, earnings include the sum of income from continuing operations before income taxes and non-controlling interest, and fixed charges, less

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capitalized interest. Fixed charges consist of interest on all indebtedness, whether expensed or capitalized, amortization of debt expense, and the estimated interest attributable to rental and lease expense calculated using an assumed interest factor of 33% of rental and lease expense.

DESCRIPTION OF CAPITAL STOCK

As of February 13, 2018 our authorized capital stock was 301,770,819 shares, consisting of:

●	300,000,000 shares of common stock, par value $0.50 per share, of which 177,750,505 shares were outstanding; and

●	1,770,819 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding.

The following summary of certain terms of our common stock and preferred stock is qualified in its entirety by the provisions of our articles of incorporation and bylaws each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part.

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our articles of incorporation and bylaws, including any amendments thereto, copies of which have been filed with the SEC. These documents are incorporated by reference into this prospectus.

Voting Rights

Holders of our common stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

Dividend Rights and Limitations

Holders of our common stock may receive dividends when declared by our board of directors. Because we are a holding company, the funds we use to pay any dividends on our common stock are derived predominantly from the dividends that we receive from our subsidiaries and the dividends they receive from their subsidiaries. Therefore, our ability to pay dividends to holders of our common stock depends upon our subsidiaries’ earnings, financial condition and ability to pay dividends. Most of our subsidiaries are subject to regulation by state utility commissions and the amounts of their earnings and dividends are affected by the manner in which they are regulated. In addition, they are subject to restrictions on the payment of dividends contained in their various debt agreements. Under our most restrictive debt agreements, the amount available for payment of dividends to us as of December 31, 2017 was approximately $1.4 billion of Aqua Pennsylvania’s retained earnings and $143 million of the retained earnings of certain other subsidiaries. Payment of dividends on our common stock is also subject to the preferential rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event that we liquidate, dissolve or wind-up, the holders of our common stock are entitled to share ratably in all of the assets that remain after we pay our liabilities. This right is subject, however, to the prior distribution rights of any outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, from time to time and without further action by our shareholders, to divide our unissued capital stock into one or more classes and one or more series within any class and to

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make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of our articles of incorporation or a certificate of designations relating to that series, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus constitutes a part.

The issuance of preferred stock may be perceived by some as possibly having the effect of delaying, deferring or preventing a change of control of us without further action by our shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock. In certain circumstances, an issuance of preferred stock could possibly have the effect of decreasing the market price of our common stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

●	the number of shares in the series of preferred stock;

●	the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

●	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

●	the voting rights of that series of preferred stock, if any;

●	any conversion provisions applicable to that series of preferred stock;

●	any redemption or sinking fund provisions applicable to that series of preferred stock;

●	any preemptive rights provisions applicable to that series of preferred stock;

●	the liquidation preference per share of that series of preferred stock; and

●	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

Pennsylvania State Law Provisions

Under Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended (PBCL), which is applicable to us, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Under Section 1715 of the PBCL, in discharging their duties, directors may, in considering the best interests of their corporation, consider various constituencies, including, shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located. Directors are not required to give prominent consideration to the interests of any particular constituency. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors,

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a committee thereof or an individual director is presumed to be in the best interests of the corporation. Actions by directors relating to an acquisition or potential acquisition of control of the corporation are not subject to any greater obligation to justify, or higher burden of proof, than is applied to any other acts of directors. The PBCL expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable the anti-takeover statutes set forth in Chapter 25 of the PBCL (described below); or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction. In addition, Section 2513 of the PBCL specifically validates shareholder rights plans, or “poison pills,” and the discriminatory dilution provisions contained in such plans.

Chapter 25 of the PBCL contains several anti-takeover statutes applicable to publicly-traded corporations. Corporations may opt-out of such anti-takeover statutes under certain circumstances. We have not opted-out of any of such statutes.

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the interested shareholder.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid per share by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, Subchapter 25E does not apply to shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act of 1933, or to a one-step merger.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock or an affiliate or associate of the corporation that at any time within the prior five-year period was a beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

Subchapter 25H of the PBCL provides in certain circumstances for the recovery by the corporation of profits realized from the sale of its stock by a controlling person or group if the sale occurs within 18 months after the controlling person or group became a controlling person or group, and the stock was acquired during such month period or within 24 months before such period. A controlling person or group is a person or group that

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has acquired, offered to acquire, or publicly disclosed an intention to acquire 20% or more of the voting shares of the corporation or a person or group that has otherwise publicly disclosed or caused to be disclosed that it may seek to acquire control of the corporation through any means. Among other exceptions, Subchapter 25H does not apply to transactions approved by both the board of directors and the shareholders prior to the acquisition or distribution, as appropriate.

Subchapter 25I of the PBCL mandates severance compensation for eligible employees who are terminated within 24 months after the approval of a control-share acquisition. Eligible employees generally are all employees employed in Pennsylvania for at least two years prior to the control-share approval. Severance equals the weekly compensation of the employee multiplied by the employee’s years of service (up to 26 years), less payments made due to the termination.

Subchapter 25J of the PBCL requires the continuation of certain labor contracts relating to business operations owned at the time of a control-share approval.

Articles of Incorporation and Bylaw Provisions

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor. Our articles of incorporation require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least a majority of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law. The fundamental transactions that are subject to this provision are those transactions that require approval by shareholders under applicable law or the articles of incorporation. These transactions include certain amendments of our articles of incorporation or bylaws, certain sales or other dispositions of our assets, certain issuances of our capital stock, or certain transactions involving our merger, consolidation, division, reorganization, dissolution, liquidation or winding up. Our articles of incorporation and bylaws provide that:

●	a special meeting of shareholders may only be called by the chairman, the president, the board of directors or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting;

●	nominations for election of directors may be made by any shareholder entitled to vote for election of directors if the name of the nominee and certain information relating to the nominee is filed with our corporate secretary not less than 14 days nor more than 50 days before any meeting of shareholders to elect directors; and

●	certain advance notice procedures must be met for shareholder proposals to be made at annual meetings of shareholders. These advance notice procedures generally require a notice to be delivered not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting of shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from us, and us to sell to the holders, a specified number of shares or amount of common stock at a future date or dates. The price per share of common stock may be fixed at the time each contract is issued or may be determined by reference to a specific formula set forth in the contract. Each common stock purchase contract may be issued separately or as a part of a unit, each consisting of a common stock purchase contract and, as security for the holder’s obligation to purchase the common stock under the contract, the following:

●	our senior debt securities or subordinated debt securities described under “Description of Debt Securities;”

●	debt obligations of third parties, including U.S. Treasury securities;

●	any other asset as security described in the applicable prospectus supplement; or

●	any combination of the foregoing.

Each common stock purchase contract may require us to make periodic payments to the holder of the unit or vice versa, and such payments may be unsecured or prefunded on some basis discussed in the applicable prospectus supplement. Each common stock purchase contract may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver a newly issued prepaid common stock purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contract and, if applicable, prepaid security. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the common stock purchase contracts.

DESCRIPTION OF WARRANTS

General

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent. The warrant agent will act solely as the Company’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the anti-dilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; (p) any provisions for changes to or adjustments in the exercise price for the debt warrants and (q) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the anti-dilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; (m) any provisions for changes to or adjustments in the exercise price for the stock warrants and any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any unit. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to units, the collateral arrangements and depositary arrangements, if applicable, relating to such units and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the units.

DESCRIPTION OF DEPOSITORY SHARES

We may, at our option, offer fractional shares of our preferred stock, rather than whole shares of our preferred stock. In the event we do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to offering of the depositary shares) of a share of the related series of preferred stock.

The shares of our preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and that meets certain other requirements. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock, represented by the depositary share to all of the rights and preferences of the preferred stock represented by the depositary shares (including dividend, voting, redemption, conversion and liquidation rights).

The above description of depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by the description in the applicable prospectus supplement and the provisions of the deposit agreement, which will contain the form of depository receipt. A copy of the deposit agreement will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “we,” “us,” “ours” or “our” refer only to Aqua America, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we maintain or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement.”

General

The debt securities offered by this prospectus will be our unsecured obligations, except as otherwise set forth in an accompanying prospectus supplement, and will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture, individually, as an indenture and, collectively, as the indentures. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information,” or by contacting the applicable indenture trustee.

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A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following briefly summarizes certain material provisions that may be included in the indentures. Other terms, including pricing and related terms, will be disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The trustee under each indenture will be determined at the time of issuance of debt securities, and the name of the trustee will be provided in an accompanying prospectus supplement.

The indentures provide that our senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

Types of Debt Securities

We may issue fixed or floating rate debt securities. Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. United States federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

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Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

●	the title;

●	whether the debt is senior or subordinated;

●	whether the debt securities are secured or unsecured and, if secured, the collateral securing the debt;

●	the total principal amount offered;

●	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

●	the maturity date or dates;

●	whether the debt securities are fixed rate debt securities or floating rate debt securities;

●	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

●	if the debt security is an original issue discount debt security, the yield to maturity;

●	if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates, and the day count used to calculate interest payments for any period;

●	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

●	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

●	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

●	the terms and conditions on which the debt securities may be redeemed at our option;

●	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

●	the names and duties of the trustee and any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

●	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

●	a discussion of United States federal income tax, accounting and special considerations, procedures and limitations with respect to the debt securities;

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●	whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and

●	any other specific terms of the debt securities that are consistent with the provisions of the indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for other of our securities or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. dollars and only in denominations of $1,000 and integral multiples thereof.

The prospectus supplement relating to offered debt securities denominated in a foreign or composite currency will specify the denomination of the offered debt securities.

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.05).

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee named in the applicable prospectus supplement, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Senior Debt

We may issue senior debt securities under the senior debt indenture. Senior debt will constitute our unsecured and unsubordinated obligations and will rank on a basis equal in priority with all our other unsecured and unsubordinated debt.

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Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will constitute our unsecured and subordinated obligations and will be junior in right of payment to our senior debt (including senior debt securities), which is defined as “senior indebtedness” in the subordinated debt indenture (Section 16.01).

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities (Section 16.04).

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities (Section 16.02).

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments (Section 16.03).

Except as may be otherwise set forth in an accompanying prospectus supplement, senior debt means:

●	the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued, including, as to us, the senior debt securities;

●	all capitalized lease obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above (Section 1.01 of Subordinated Indenture).

However, senior debt does not include:

●	the subordinated debt securities (Section 16.01 of Subordinated Indenture);

●	any indebtedness that by its terms is subordinated to, or ranks in priority on an equal basis with, subordinated debt securities (Section 1.01 of Subordinated Indenture); and

●	items of indebtedness (other than capitalized lease obligations) that would not appear as liabilities on a balance sheet prepared in accordance with accounting principles generally accepted in the United States of America.

Covenants

The accompanying prospectus supplement will contain any covenants applicable to the debt securities.

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Modification of the Indentures

The indentures will provide that we and the relevant trustee may enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).

We and the trustee may, with the consent of the holders of at least a majority in aggregate outstanding principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series (Section 9.02).

No such modification may, without the consent of each holder of an affected security:

●	extend the fixed maturity of any such security;

●	reduce the rate or change the time of payment of interest on such security;

●	reduce the principal amount of such securities or the premium, if any, on such security;

●	change any obligation of ours to pay additional amounts with respect to such security;

●	reduce the amount of the principal payable on acceleration of such security if issued originally at a discount;

●	adversely affect the right of repayment or repurchase of such security at the option of the holder;

●	reduce or postpone any sinking fund or similar provision with respect to such security;

●	change the currency or currency unit in which such security is payable or the right of selection thereof;

●	impair the right to sue for the enforcement of any payment with respect to such security on or after the maturity of such security;

●	reduce the percentage of the aggregate outstanding principal amount of debt securities of the series referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; or

●	change any obligation of ours with respect to such security to maintain an office or agency.

Defaults

Except as may be otherwise set forth in an accompanying prospectus supplement, each indenture will provide that events of default regarding any series of debt securities will be:

●	our failure to pay for 30 days required interest on any debt security of such series;

●	our failure to pay principal or premium, if any, on any debt security of such series when due;

●	our failure to make any required scheduled installment payment for 30 days on debt securities of such series;

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●	our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

●	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).

Except as may be otherwise set forth in an accompanying prospectus supplement, if an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 5.02). We may be required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in aggregate principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 5.12 and 5.13). The holders of debt securities generally will not be able to require the trustee to take any action, unless one or more of such holders provides to the trustee reasonable security or indemnity (Section 6.02).

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 5.07).

Defeasance

Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for United States federal income tax purposes, then:

●	we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as defeasance and discharge (Section 14.02); or

●	we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as covenant defeasance (Section 14.03).

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

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Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by Pennsylvania law (Section 1.12).

Concerning the Trustee Under the Indentures

We may have banking and other business relationships with the trustee named in the prospectus supplement, or any subsequent trustee, in the ordinary course of business.

Form, Exchange and Transfer

We will issue debt securities only in registered form; no debt securities will be issued in bearer form (Section 2.03). We will issue each debt security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue any common stock issuable upon conversion of any debt security being offered in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security (Section 2.04). Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a debt security in global form, since it will be the sole holder of the debt security (Section 3.05). These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

If any debt securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

●	The debt securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange debt securities for debt securities of the same series in smaller denominations or combined into fewer debt securities of the same series of larger denominations, as long as the total amount is not changed (Section 3.05).

●	You may exchange, transfer, present for payment or exercise debt securities at the office of the relevant trustee or agent indicated in the prospectus supplement (Section 3.05). You may also replace lost, stolen, destroyed or mutilated debt securities at that office. We may appoint another entity to perform these functions or may perform them (Section 3.06).

●	You will not be required to pay a service charge to transfer or exchange the debt securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange (Sections 3.05 and 3.06). The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any debt securities (Section 3.06).

●	If we have the right to redeem, accelerate or settle any debt securities before their maturity or expiration, and we exercise that right as to less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any debt security being partially settled (Section 3.05).

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●	If fewer than all of the debt securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities (Section 15.02).

Book-Entry Procedures and Settlement

Most offered debt securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons (Section 3.02). Each global security will be deposited with, or on behalf of, The Depository Trust Company, or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC (Section 3.01). DTC will thus be the only registered holder of these debt securities.

Purchasers of debt securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The debt securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the debt securities will generally not be entitled to have the debt securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of debt securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

●	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

●	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form (Section 3.05).

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities (Section 3.05). DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

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DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

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PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

●	through agents;

●	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

●	through dealers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in exchange for our outstanding indebtedness;

●	directly to purchasers, through a specific bidding, auction or other process; or

●	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement for that transaction. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

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We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be offered hereby will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain our SEC filings from the SEC’s website at www.sec.gov or from our website at http:// ir.aquaamerica.com/.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●                  Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018; and

●                  The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

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These documents contain important business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Aqua America, Inc.

762 W. Lancaster Avenue

Bryn Mawr, PA 19010-3489

Telephone: 610-527-8000

Attention: Corporate Secretary

You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document, prospectus or prospectus supplement.

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$1,000,000,000

AQUA AMERICA, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunners

Goldman Sachs & Co. LLC	RBC Capital Markets
BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Co-Managers

PNC Capital Markets LLC	Barclays	Citizens Capital Markets	Huntington Capital Markets
MUFG	J.P. Morgan	TD Securities	Baird
Boenning & Scattergood	Janney Montgomery Scott	HSBC

                 , 2019